EXHIBIT 10.1






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                      -------------------------------------
                      REORGANIZATION AND PURCHASE AGREEMENT
                      -------------------------------------

                                  By and Among

                           U.S. PHYSICAL THERAPY, LTD.
                                 (THE PURCHASER)

                            STAR PHYSICAL THERAPY, LP
                                  (THE COMPANY)

                                       and

                             ITS RESPECTIVE PARTNERS
                                 (THE SELLERS),

                                       and

                                  REGG SWANSON,
                         (AS THE SELLER REPRESENTATIVE),

                          Dated as of September 6, 2007


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


                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I
                                   DEFINITIONS
   Section 1.1         Definitions............................................2
   Section 1.2         Certain Interpretive Matters..........................10

                                   ARTICLE II
                  PRE-CLOSING REORGANIZATION, SALE AND PURCHASE
   Section 2.1         Pre-Closing Reorganization............................11
   Section 2.2         Purchase and Sale of Purchased Interests..............12

                                   ARTICLE III
          PURCHASE PRICE, CLOSING PAYMENTS, WORKING CAPITAL ADJUSTMENT

   Section 3.1         Closing Purchase Price................................12
   Section 3.2         Estimated Closing Working Capital.....................13
   Section 3.3         Working Capital True-Up...............................13

                                   ARTICLE IV
                         CLOSING AND CLOSING DELIVERIES
   Section 4.1         The Closing...........................................16
   Section 4.2         Deliveries of STAR LP and the Sellers.................16
   Section 4.3         Deliveries by Purchaser...............................17

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                           OF STAR LP AND THE SELLERS
   Section 5.1         Existence and Power...................................18
   Section 5.2         Authorization; Enforceability.........................18
   Section 5.3         Governmental Authorization............................18
   Section 5.4         Non-Contravention; Consents...........................19
   Section 5.5         Capitalization........................................19
   Section 5.6         Subsidiaries..........................................20
   Section 5.7         Financial Statements..................................20
   Section 5.8         No Undisclosed Liabilities............................20
   Section 5.9         Tax Matters...........................................21
   Section 5.10        Absence of Certain Changes............................22
   Section 5.11        Contracts.............................................24
   Section 5.12        Insurance Coverage....................................25
   Section 5.13        Litigation............................................26
   Section 5.14        Compliance with Laws; Permits.........................26
   Section 5.15        Assets; Properties; Sufficiency of Assets.............27
   Section 5.16        Intellectual Property.................................27
   Section 5.17        Environmental Matters.................................28
   Section 5.18        Benefit Plans and Material Documents..................29

   Section 5.19        Affiliate Transactions................................32
   Section 5.20        Referrals, Supplier and Employee Relations............32
   Section 5.21        Other Employment Matters..............................32
   Section 5.22        Medicare Participation/Accreditation..................33
   Section 5.23        Medicare and Medicaid Filings.........................34
   Section 5.24        Exclusion.............................................34
   Section 5.25        Federal Health Care Programs..........................35
   Section 5.26        Billing; Gratuitous Payments..........................35
   Section 5.27        Reimbursement Matters.................................35
   Section 5.28        Bank Accounts.........................................36
   Section 5.29        General Partner and STAR LP Matters...................36
   Section 5.30        Accounts Receivable...................................36
   Section 5.31        Finders' Fees.........................................37
   Section 5.32        Books and Records.....................................37
   Section 5.33        Disclosure............................................37

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
   Section 6.1         Existence and Power...................................37
   Section 6.2         Authorization; Enforceability.........................37
   Section 6.3         Governmental Authorization............................38
   Section 6.4         Non-Contravention.....................................38
   Section 6.5         Parent Stock..........................................38
   Section 6.6         Section 6.7 Disclosure................................38

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS
   Section 7.1         Employees and Benefits................................38
   Section 7.2         Physical Therapy Alliance.............................39
   Section 7.3         Further Assurances....................................39
   Section 7.4         No Change of Ownership................................39
   Section 7.5         Cooperation with Post-Closing Consents................39
   Section 7.6         Clinic Director Expense...............................40

                                  ARTICLE VIII
                               CERTAIN TAX MATTERS
   Section 8.1         Transfer Taxes........................................40
   Section 8.2         Partnership Status....................................40
   Section 8.3         Section 754 Election..................................40
   Section 8.4         Other Tax Matters.....................................40

                                   ARTICLE IX
                              CONDITIONS TO CLOSING
   Section 9.1         Conditions to Obligations of Purchaser................42
   Section 9.2         Conditions to Obligations of STAR LP and the Sellers..44

                                    ARTICLE X
                            SURVIVAL; INDEMNIFICATION
   Section 10.1        Survival..............................................44
   Section 10.2        Indemnification.......................................45
   Section 10.3        Procedures............................................45
   Section 10.4        Offset................................................47
   Section 10.5        Payment of Indemnification Payments...................47

                                   ARTICLE XI
                                  MISCELLANEOUS
   Section 11.1        Notices...............................................48
   Section 11.2        Amendments and Waivers................................48
   Section 11.3        Expenses..............................................49
   Section 11.4        Successors and Assigns................................49
   Section 11.5        No Third-Party Beneficiaries..........................49
   Section 11.6        Governing Law.........................................49
   Section 11.7        Jurisdiction..........................................49
   Section 11.8        Counterparts..........................................50
   Section 11.9        Table of Contents; Headings...........................50
   Section 11.10       Entire Agreement......................................50
   Section 11.11       Severability; Injunctive Relief.......................50
   Section 11.12       Arbitration...........................................50
   Section 11.13       Swanson Guarantee.....................................51


EXHIBITS

Exhibit A     -   Certificate of Formation of General Partner
Exhibit B     -   Limited Liability Agreement of General Partner
Exhibit C     -   Plan of Conversion
Exhibit D     -   Certificate of Formation of STAR LP
Exhibit E     -   Agreement of Limited Partnership of STAR LP
Exhibit F     -   Clinic Locations
Exhibit G     -   Employment Agreement
Exhibit H     -   Non-Competition Agreement
Exhibit I     -   Note
Exhibit J     -   Guarantee Agreement
Exhibit K     -   Assignment of Purchase Interests
Exhibit L     -   Form of Seller Counsel Legal Opinion
Exhibit M     -   Form of Purchaser Counsel Legal Opinion
Exhibit N     -   General Release
Exhibit O     -   Management Agreement
Exhibit P     -   Sharing Percentages
Exhibit Q         Illustrative Computation of Net Working Capital

                      REORGANIZATION AND PURCHASE AGREEMENT


         REORGANIZATION AND PURCHASE AGREEMENT, dated as of September 6, 2007, by and among U.S. Physical Therapy, Ltd., a Texas limited partnership (the "Purchaser"), STAR Physical Therapy, LP, a Texas limited partnership ("STAR LP"), the members of the Company set forth on the signature pages to this Agreement and who collectively are the legal and beneficial owners of 100% of the limited partnership interests of STAR LP (each a "Seller" and collectively the "Sellers"), and Regg Swanson as Seller Representative for the purposes described herein (the "Seller Representative") and in his individual capacity for purposes of Section 11.13 of this Agreement relating to the unconditional guarantee all of the obligations and liabilities of the Regg E. Swanson Revocable Trust, one of the Sellers, under this Agreement.

                                    RECITALS

     A. The STAR PT Management GP, LLC, a Texas limited liability company and sole general partner of STAR LP (the "General Partner") and Sellers are the owners of all of the issued and outstanding partnership interests in STAR LP, which has been, and will continue after the Closing, to be engaged in the Business (as defined below), and the Regg E. Swanson Revocable Trust, one of the Sellers, is the sole owner of all of the issued and outstanding membership interests of the General Partner.

     B. STAR LP is the successor entity to STAR Physical Therapy, LLC, a former Tennessee limited liability company (the "Company"), as a result of the Pre-Closing Reorganization described below.

     C. The Company with the Sellers on or about August 30, 2007, (i) formed or caused to form General Partner, including in connection with such formation the transfer by the Regg E. Swanson Revocable Trust to General Partner of a 1% member interest in the Company and (ii) as of the Effective Time, caused the Company to be converted into STAR LP, a Texas limited partnership, under the name "STAR Physical Therapy, LP" to succeed to the Business of the Company and whereby, among other things, the Sellers converted their membership interests in the Company into 99% limited partnership interests of STAR LP (the "LP Interests") and the General Partner converted its 1% member interest in the Company into a 1% general partner interest of STAR LP (the "GP Interest") as the sole general partner, all in accordance with the Texas Business Organizations Code ("TBOC") and the Tennessee Revised Limited Liability Company Act, as amended ("TRLLCA") (the transactions described in clauses (i) and (ii) above, collectively the "Pre-Closing Reorganization"), all as provided in this Agreement.

     D. On the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall, in consideration of the Purchase Price (as defined below), purchase (or cause one or more of its Affiliates to purchase), (i) from the Regg E. Swanson Revocable Trust one hundred percent (100%) of the membership interests in the General Partner; and (ii) from the Sellers, sixty-nine (69%) of the LP Interests in STAR LP.

     E. As a result of the consummation of the Pre-Closing Reorganization and the Closing, at the Effective Time: (i) the Sellers shall collectively own thirty percent (30%) of the STAR LP Interests, all of which shall be LP Interests; (ii) the Purchaser shall own or, as the sole owner of the General

Partner, control, (A) seventy percent (70%) of the STAR LP Interests, including all of the GP Interest; and (B) 100% of the membership interests of the General Partner; and (iii) STAR LP shall continue to engage in the Business.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser, STAR LP and the Sellers hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

          Section 1.1 Definitions. In addition to the terms defined elsewhere herein, the terms below are defined as follows:

         "Accountants" has the meaning set forth in Section 3.3(b).

         "Accounts Receivable" means all accounts and notes receivable relating to the Business.

         "Accredited Sellers" means the Sellers who constitute, and have represented to Purchaser, their status as "accredited investors" at Closing as such term is defined in Rule 501 promulgated under the Securities Act.

         "Affected Employees" has the meaning set forth in Section 7.1(a).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family, and any Person who is controlled by any such member or trust. For the purposes of this Agreement, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Reorganization and Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

         "Ancillary Agreements" means the Employment Agreements, the General Release, the Investment Agreement, the Management Agreement, the Non-Competition Agreements, the Pre-Closing Reorganization Documents and all other instruments, certificates and other agreements entered into by STAR LP or any Seller in connection with the consummation of the transactions contemplated by this Agreement.

         "Balance Sheet Date" means July 31, 2007.

         "Benefit  Plan" means any  employee  benefit plan within the meaning of
Section 3(3) of ERISA, and any other plan, program, agreement, arrangement, policy, contract, commitment or scheme, written or oral, statutory or contractual, that provides for compensation or benefits, including any deferred compensation, executive compensation, bonus or incentive plan, any cafeteria plan or any holiday or vacation plan or practice.

         "Business" means the business of STAR LP as now conducted (and the business of the Company as conducted before the consummation of the Pre-Closing Reorganization), including the business of providing outpatient physical and occupational therapy services, including but not limited to, pre- and post-operative care and treatment for orthopedic-related disorders, sport related injuries, preventative care, rehabilitation of injured workers and neurological related injuries for patients and ancillary services and activities in connection therewith from the locations and in the areas identified on the attached Exhibit F.

         "Business Day" means a day that is not a Saturday, Sunday or a day on which commercial banking institutions located in the State of Texas are authorized or required to close.

         "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, including the common stock of such Person, and (b) with respect to any Person that is not a corporation, any and all partnership, limited liability or membership interests or other equity interests of such Person.

         "Capitalized Lease Obligations" means the obligations of such Person that are required to be classified and accounted for as capital lease obligations under GAAP, together with all obligations to make termination payments under such capitalized lease obligations.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601, et seq., as amended.

         "Chapman" has the meaning set forth in Section 7.2.

         "Charter Documents" means (a) in the case of any Person which is a corporation, its articles, certificate or memorandum of incorporation or association and bylaws or regulations, and each certificate or other document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of the corporation's capital stock, (b) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, limited liability company agreement, operating agreement or other similar governing documents and, (c) in the case of Person that is a general or limited partnership, its certificate of formation or limited partnership, partnership agreement or limited partnership agreement or similar governing documents..

         "Closing" has the meaning set forth in Section 4.1.

         "Closing  Cash  Consideration"  has the  meaning  set forth in  Section
3.1(b).

         "Closing Date" has the meaning set forth in Section 4.1.

         "Closing  Date  Balance  Sheet"  has the  meaning  set forth in Section
3.3(a).

         "Closing Date Funded Indebtedness" means the aggregate amount necessary to full pay and retire the Funded Debt of STAR LP as of the Closing Date.

         "Closing Statement" has the meaning set forth in Section 3.3(a).

         "Closing Working Capital Balance" has the meaning set forth in Section 3.3(a).

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" has the meaning set forth in Recital B to this Agreement.

         "Constituent of Concern" means any substance defined as a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant by any Environmental Law, any petroleum hydrocarbon and any degradation product of a petroleum hydrocarbon, asbestos, PCB or similar substance, the generation, recycling, use, treatment, storage, transportation, Release, disposal or exposure of or to which is subject to regulation under any Environmental Law.

         "Contracts" has the meaning set forth in Section 5.11.

         "Conversion" has the meaning specified in Section 2.1(ii).

         "Damages" has the meaning set forth in Section 10.2(a).

         "Direct Claim" has the meaning set forth in Section 10.3(c).

         "Effective Time" has the meaning set forth in Section 4.1.

         "Employment Agreements" means the employment agreements between STAR LP and each of the Key Employees in the form of Exhibit G hereto.

         "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, citations, summonses, notices of non-compliance or violation, requests for information, investigations or proceedings relating in any way to the Release of Constituents of Concern or any Environmental Law, including (a) Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions  or  damages  pursuant  to any  applicable  Environmental  Law  and  (b)
Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Constituents of Concern or arising from an alleged injury or threat of injury to human health and safety or the environment.

         "Environmental Condition" means a condition with respect to the environment, which has resulted or could reasonably be expected to result in a material loss, liability, cost or expense to the Business or STAR LP.

         "Environmental Law" means any Law, administrative interpretation, administrative order, consent decree or judgment, or common law relating to the environment, human health and safety, including CERCLA, and any state and local counterparts or equivalents.

         "Environmental Permits" mean all Permits, licenses, authorizations, certificates and approvals of Governmental Authorities relating to or required by Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

         "ERISA Affiliate" means any Person that, together with STAR LP, would be considered a single employer within the meaning of Section 4001 of ERISA or
Section 414 of the Code.

         "Estimated Closing Working Capital Balance" has the meaning set forth in Section 3.2(a).

         "Estimated Dispute Amount" has the meaning set forth in Section 10.4.

         "Estimated  Working  Capital  Adjustment"  has the meaning set forth in
Section 3.2(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Filings" has the meaning set forth in Section 5.23.

         "Final Parent Stock Price" means the average of the per share closing sales prices of Parent Common Stock on NASDAQ Global Select Market, as reported in The Wall Street Journal, for the ten consecutive trading days ending on the second calendar day immediately prior to the Effective Time (or if such calendar day is not a trading day, then ending on the first trading day immediately preceding such calendar day).

         "Foreign Qualifications" has the meaning set forth in Section 2.1(iii).

         "Funded Debt" means any (a) Indebtedness for borrowed money (including current maturities of such Indebtedness, accrued interest and penalties), (b) any deferred compensation or similar obligations to current or former employees, shareholders, members or their representatives, (c) any Capitalized Lease Obligations, and (d) any guarantees of obligations of others similar to any of those set forth above.

         "GAAP"   means   U.S.  generally   accepted   accounting   principles,
consistently applied.

         "General Partner" has the meaning set forth in Recital A to this Agreement.

         "General  Partner  Formation"  has the  meaning  set  forth in  Section
2.1(i).

         "General Release" means the general release among STAR LP, the Sellers and Swanson, in the form of Exhibit N hereto.

         "Governmental Authority" means any domestic or foreign governmental or regulatory agency, authority, bureau, commission, department, official or similar body or instrumentality thereof, or any governmental court, arbitral tribunal or other body administering alternative dispute resolution.

         "GP Formation Documents" has the meaning set forth in Section 4.2(i).

         "GP Interest" has the meaning set forth in Recital C to this Agreement.

         "Guarantee Agreement" has the meaning set forth in Section 3.1(d).

         "Indebtedness" means with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, including all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of the property or services, except trade payables incurred in the Ordinary Course of Business, (d) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (e) all Capitalized Lease Obligations, (f) all other obligations of a Person which would be required to be shown as indebtedness on a balance sheet of such Person prepared in accordance with GAAP, and (g) all indebtedness of any other Person of the type referred to in clauses (a) to (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

         "Indemnified Party" has the meaning set forth in Section 10.3(a).

         "Indemnifying Party" has the meaning set forth in Section 10.3(a).

         "Intellectual Property Right" means any trademark, service mark, trade name, product designation, logo, slogan, invention, patent, trade secret, copyright, know-how, proprietary design or process, computer software and database, Internet address or domain name (including any registrations or applications for registration or renewal of any of the foregoing), research in progress, or any other similar type of proprietary intellectual property right, in each case which is used or held for use or otherwise necessary in connection with the conduct of the Business.

         "Inventory" means raw materials, work in progress and finished goods inventory.

         "IRS" means the Internal Revenue Service.

         "Key Employees" means each of Regg Swanson, David Landers, Hal Henninger, Kelly Ziegler, Leslie Burton, Marty Blair and Kent Chapman.

         "Law" means any federal, foreign, state or local statute, law, including common law, rule, regulation, ordinance, code, permit or license.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "LP Interests" has the meaning set forth in Recital C to this Agreement.

         "Management Agreement" means that certain Management Agreement dated the date hereof between U.S. PT Management, Ltd., an Affiliate of the General Partner, and STAR LP, in the form of Exhibit O hereto.

         "Material Adverse Effect" means (i) with respect to STAR LP, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), or results of operations and (ii) with respect to the Purchaser, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Purchaser and its Subsidiaries, taken as a whole.

         "Net Working Capital" means at any given time an amount equal to the current assets of STAR LP less the sum of (i) current liabilities of STAR LP, including any STAR LP Transaction Expenses (to the extent not paid at or prior to Closing) and (ii) Funded Debt of STAR LP. For illustration purposes only, Exhibit Q set forth an example of the calculation of Net Working Capital based upon the Reference Balance Sheet, as adjusted to remove certain current liabilities not anticipated to continue after the Closing.

         "Non-Competition Agreement" means the non-competition agreement among the Sellers, Swanson and the Purchaser in substantially the form of Exhibit H hereto.

         "Notes" has the meaning set forth in Section 3.1(d).

         "Order" means any judgment, injunction, judicial or administrative order or decree.

         "Ordinary Course of Business" means, with respect to any Person, the ordinary course of business of such Person, consistent with such Person's past practice and custom, including, with respect to any category, quantity or dollar amount, term and frequency of payment, delivery, accrual, expense or any other accounting entry.

         "Parent" has the meaning set forth in Section 3.1(d).

         "Parent Stock" means the common stock, par value $0.01 per share, of Parent.

         "Permit" has the meaning set forth in Section 5.14(b).

         "Permitted Lien" means (a) mechanics' Liens, workmen's Liens, carriers' Liens, repairmen's Liens, landlord's Liens or (b) statutory Liens for Taxes, assessments and other similar governmental charges that are not overdue.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, joint venture, association, trust or other entity or organization or Governmental Authority.

         "Pre-Closing Reorganization" has the meaning set forth in Recital C to this Agreement and in Section 2.1(ii) of this Agreement.

         "Pre-Closing  Reorganization  Documents"  has the  meaning set forth in
Section 4.2(i).

         "Pre-Closing Tax Period" means any Tax period (or portion thereof) that ends on or before August 31, 2007.

         "Prime Rate" means the U.S. prime rate of interest as published by The Wall Street Journal on the last Business Day prior to the Closing Date as the base rate on corporate loans posted by at least 75% of the 30 largest U.S. banks.

         "Property" means any real property and improvements at any time owned, leased, used, operated or occupied (whether for storage, disposal or otherwise) by STAR LP.

         "PTA" has the meaning set forth in Section 7.2.

         "PTA Clinics" has the meaning set forth in Section 7.2.

         "PTA Indebtedness" has the meaning set forth in Section 7.2.

         "Purchase Price" has the meaning set forth in Section 3.1.

         "Purchased Interests" means (i) 100% of all of the issued and outstanding Capital Stock of the General Partner and (ii) 69% of the LP
Interests of STAR LP to be purchased by the Purchaser on the Closing Date immediately after consummation of the Pre-Closing Reorganization, subject to the terms and conditions of this Agreement.

         "Purchaser" has the meaning set forth in the introductory paragraph of this Agreement.

         "Real Property" has the meaning set forth in Section 5.15(b).

         "Reference Balance Sheet" means the balance sheet of STAR LP as of July 31, 2007, attached hereto as Schedule 5.7.

         "Reference Financial Statements" means the balance sheets of STAR LP as of December 31, 2005 and 2006, together with the related statements of income for the years then ended, and the Reference Balance Sheet, together with the related statement of income for the six-month period then ended, all of which are attached hereto as Schedule 5.7.

         "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any Property, including the movement of Constituents of Concern through or in the air, soil, surface water, groundwater or property.

         "Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) and including any amendment thereof filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any Laws relating to any Taxes.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selected Representations and Warranties" means the representations and warranties contained in Sections 5.1 (Corporate Existence and Power), 5.2 (Authorization; Enforceability), 5.3 (Governmental Authorization), 5.4 (Non-Contravention; Consents), 5.5 (Capitalization), 5.9 (Tax Matters), 5.15(a) (Assets; Properties; Sufficiency of Assets), 5.17 (Environmental Matters), 5.22 (Medicare Participation/Accreditation), 5.23 (Cost Reports and Other Filings),
5.24 (Exclusion), 5.25 (Federal Health Care Programs), 5.26 (Billing; Gratuitous Payments), 5.27 (Reimbursement Matters), 5.29 (General Partner and STAR LP Matters) and 5.30 (Finders' Fees).

         "Seller" and "Sellers" has the meaning set forth in the introductory paragraph of this Agreement.

         "Seller Representative" has the meaning set forth in Section 3.3(e).

         "Sharing Percentages" means the percentage applicable to each Seller as set forth on Exhibit P.

         "STAR LP" has the meaning set forth in the introductory paragraph of this Agreement, and includes, for purposes of this Agreement, the Company for all periods prior to the effective time of the Conversion consummated pursuant to the Pre-Closing Reorganization.

         "STAR LP Benefit Plans" has the meaning set forth in Section 5.18(a).

         "STAR LP Formation" has the meaning set forth in Section 2.1(ii).

         "STAR LP Formation Documents" has the meaning set forth in Section 4.2(i).

         "STAR LP Interests" has the meaning set forth in Section 2.1(ii).

         "STAR LP Transaction Expenses" means the aggregate amount of all out-of-pocket fees and expenses, incurred by or on behalf of, or to be paid by, STAR LP relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby, which shall include, but not be limited to (A) any fees and expenses associated with obtaining necessary or appropriate waivers, consents or approvals of any Governmental Authority or third parties on behalf of STAR LP or any Seller, (B) any fees or expenses associated with obtaining the release and termination of any liens or Encumbrances, (C) all brokers' or finders' fees; (D) fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and experts, (F) all awarded discretionary pro rated 2007 bonuses for the period from January 1, 2007 through the Closing Date (or portion of such period) to the extent not accrued on the Closing Balance Sheet (including all payroll taxes of STAR LP), and (G) all sale, change of control, "stay-around," retention, success or similar bonuses, severance or other payments to any Person in connection with or upon the consummation of the transactions contemplated hereby, in all cases, which have not been paid on or prior to the Closing Date (including all payroll taxes of STAR LP with respect thereto).

         "Straddle Period" means any taxable period beginning before but ending after the Closing Date.

         "Subsidiary" means, with respect to any Person, (a) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture, trust or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner, has a 50% or greater equity interest at the time or otherwise owns a controlling interest.

         "Swanson" means Regg E. Swanson, the founder of STAR LP and indirect owner, through the Regg E. Swanson Revocable Trust, of (i) a majority of the outstanding partnership interests of STAR LP and (ii) all of the outstanding membership interest of the General Partner.

         "Target Working Capital Balance" means $1,250,000.

         "Tax" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by STAR LP, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, (b) any liability of STAR LP for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of STAR LP for payment of such amounts was determined or taken into account with reference to the liability of any other Person, and (c) any liability of STAR LP for the payment of any amounts as a result of being a party to any Tax-Sharing Agreement or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

         "Tax-Sharing Agreements" means all existing Tax-sharing agreements or arrangements (whether or not written) that are binding on STAR LP.

         "Taxing Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

         "Third-Party Claim" means any claim, demand, action, suit or proceeding made or brought by any Person who or which is not a party to this Agreement or who or which is not an Affiliate of any party to this Agreement.

         Section 1.2   Certain Interpretive Matters.

               (a) When a  reference  is made in this  Agreement  to an Article,
          Section, Exhibit or Schedule, such reference will be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words, "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. All references to "$" or dollar amounts will be to lawful currency of the United States of America. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the Schedules will apply only to its corresponding Section or subsection of this Agreement. Each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. To the extent the term "day" or "days" is used, it will mean calendar days unless referred to as a "Business Day."

               (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

               (c) All references to the "knowledge of STAR LP" or to words of similar import will be deemed to be references to the actual knowledge of any Seller or Swanson, and will include such knowledge as the Sellers or Swanson would have had after due inquiry of the responsible employees of STAR LP and its counsel and accountants, and all references to the "knowledge of the Purchaser" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the individuals whose names are listed on Schedule
          1.2(c)(i) and will include such knowledge as such officers or directors would have had after due inquiry of the responsible employees of the Purchaser and its counsel and accountants.

                                   ARTICLE II
                  PRE-CLOSING REORGANIZATION, SALE AND PURCHASE

          Section 2.1 Pre-Closing Reorganization. Prior to the Closing, the Company and the Sellers consummated, or caused to consummate, the following transactions to effect a reorganization of the Business conducted by the
Company:

               (i) Swanson has formed or caused to be formed the General Partner, and caused the Regg E. Swanson Revocable Trust to transfer and convey to the General Partner a one percent (1%) membership interest in the Company in exchange for one hundred percent (100%) of the membership interests in the General Partner (the "General Partner Formation"), such membership transfer evidenced by a form of assignment of membership interest reasonably acceptable to Purchaser;

               (ii) Immediately following the General Partner Formation and before the Closing and in accordance with the Charter Documents of the Company and the applicable provisions of the TBOC and the TRLLCA, the Company, the Sellers and the General Partner entered into a plan of conversion in the form attached hereto as Exhibit C (the "Plan of Conversion"), whereby the Company was converted into a Texas limited partnership under the name of "STAR Physical Therapy, LP" (the "Conversion") and pursuant to which, among other things, (A) all of the outstanding membership interests of the Company owned by the Sellers immediately before the effective time of the Conversion automatically converted into 99% limited partnership interests in STAR LP, (B) the 1% membership interests owned by the General Partner immediately prior to the effective time of the Conversion were automatically converted into a 1% general partnership interest in STAR LP, and (C) a certificate of conversion was filed by the Company with Secretary of State of each of the States of Texas and Tennessee; and

               (iii) each of STAR LP and the General Partner will be duly qualified to do business in Tennessee and Indiana in accordance with the applicable Laws of Tennessee and Indiana (collectively, the "Foreign Qualifications") (the transactions described in clauses (i),
          (ii) and (iii) of this Section 2.1, collectively the "Pre-Closing Reorganization").

          Section 2.2 Purchase and Sale of Purchased Interests. As of the date hereof (but effective as of the Effective Time) and upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers agree to sell to the Purchaser, and the Purchaser shall purchase from the Sellers the Purchased Interests, free and clear of all Liens. The Sellers shall pay any Taxes payable with respect to the transfer of Purchased Interests by the Sellers to the Purchaser.

                                  ARTICLE III
          PURCHASE PRICE, CLOSING PAYMENTS, WORKING CAPITAL ADJUSTMENT

          Section 3.1 Closing Purchase Price. In consideration for the conveyance by the Sellers to the Purchaser of the Purchased Interests, at the Closing (but effective as of the Effective Time), the Purchaser will pay, or cause to be paid, $23,100,000 aggregate purchase price (the "Purchase Price"), as adjusted pursuant to Sections 3.2 and 3.3, payable as follows:

               (a) An amount sufficient to satisfy in full the Closing Date Funded Indebtedness, to the applicable lenders;

               (b) $19,099,995 in cash, as adjusted for the Estimated Working Capital Adjustment pursuant to Section 3.2 (the "Closing Cash Consideration") and any reduction in the Purchase Price pursuant to
          Section 7.6, to Sellers by wire transfer of immediately available funds to a bank account designated in writing by the Sellers, such designation to occur no later than the second Business Day prior to the scheduled payment date to be allocated among the Sellers as set forth on Schedule 3.1(b);

               (c) $3,000,005 payable in Parent Stock to the Accredited Sellers based on the Final Parent Stock Price; and

               (d) $1,000,000 by the issuance by the Purchaser to Accredited Sellers of three-year promissory notes payable to the Accredited Sellers in the aggregate original principal amount of $1,000,000, in the form attached hereto as Exhibit I (the "Notes"), as adjusted pursuant to Section 3.3. The original principal amount to each Accredited Seller shall be as set forth on Schedule 3.1(d). The Notes shall (i) bear interest at the annual rate equal to the Prime Rate with interest and principal payable annually beginning on the first anniversary date of the Closing Date, (ii) provide for prepayments, without penalty, at any time by the Purchaser and (iii) shall be unsecured but guaranteed by the ultimate parent corporation of Purchaser, U.S. Physical Therapy, Inc., a Delaware corporation (the "Parent") in the form attached hereto as Exhibit J (the "Guarantee Agreement").

          Section 3.2  Estimated Closing Working Capital.

               (a) Prior to the Closing Date, STAR LP and Purchaser will prepare and agree on an estimate of the Closing Working Capital Balance (the "Estimated Closing Working Capital Balance") determined in accordance with Section 3.3(a), as if it were the actual Closing Working Capital Balance, but based upon STAR LP's and Purchaser's review of monthly and other financial information then available and inquiries of personnel responsible for the preparation of the financial information relating to STAR LP in the ordinary course, and prepared in accordance with GAAP applying the same accounting principles, policies, and practices that were used in preparing the Reference Financial Statements.

               (b) The Closing Cash Consideration will be decreased dollar-for-dollar by the an amount equal to the excess, if any, of the Target Working Capital Balance over the Estimated Closing Working Capital Balance, determined in accordance with Section 3.3(a) (the "Estimated Working Capital Adjustment").

          Section 3.3  Working Capital True-Up.

               (a) Within 60 days after the Closing Date, Purchaser will prepare and deliver or cause to be prepared and delivered to the Seller Representative a balance sheet of STAR LP as of the close of business on August 31, 2007 (the "Closing Date Balance Sheet") and a proposed statement of the Net Working Capital of STAR LP prepared therefrom (the "Closing Statement"), in each case, without giving effect to the transactions described in this Agreement to be consummated at the Closing, other than the payment at Closing of the Closing Date Funded Indebtedness, if any, which shall be treated as paid as of the Effective Time. The Closing Date Balance Sheet and the Closing Statement (i) will reflect, respectively, the financial position of STAR LP and the components and calculation of the Net Working Capital of STAR LP and (ii) will be prepared and determined as of the close of business on August 31, 2007, in accordance with GAAP applying the same accounting principles, policies, and practices that were used in preparing the Reference Financial Statements. The Net Working Capital of STAR LP as of the close of business on August 31, 2007, determined in accordance with this Section 3.3 is referred to herein as the "Closing Working Capital Balance."

               (b) If, within 30 days after the date of Purchaser's  delivery of the Closing Date Balance Sheet and the Closing Statement, Seller Representative determines in good faith that the Closing Date Balance Sheet and the Closing Statement have not been prepared or determined in accordance with this Agreement, Seller Representative will give written notice to Purchaser within such 30 day period (i) setting forth Seller Representative's proposed changes to the Closing Date Balance Sheet as prepared by Purchaser and the determination by Seller Representative of the Closing Working Capital Balance and (ii) specifying in reasonable detail Seller Representative's basis for disagreement with Purchaser's preparation and determination of the Closing Date Balance Sheet and the Closing Working Capital Balance. The failure by Seller Representative to so express disagreement and provide such notice within such 30 day period will constitute the acceptance of Purchaser's preparation of the Closing Date Balance Sheet and the computation of the Closing Working Capital Balance. If Purchaser and Seller Representative are unable to resolve any disagreement between them with respect to the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance within 15 days after the giving of notice by Seller Representative to Purchaser of such disagreement, the items in dispute will be referred for determination to the Nashville office of Crowe Chizek and Company LLC (or, if they are unable or unwilling to serve, another nationally or regionally recognized accounting firm not affiliated with STAR LP, the Sellers or Purchaser) (the "Accountants") as promptly as practicable, but not later than five days after the expiration of such 15 day period. Each of the Purchaser and Seller Representative shall provide the Accountants with a statement of its position within fifteen (15) days from the date of the referral. Each party shall submit, in writing, detailed briefs to the Accountants setting forth their position as to the amount of each item remaining in dispute with respect to the calculation of Closing Working Capital Balance, and the Accountants shall make a written determination as promptly as practicable but in any event within thirty (30) days after the date on which the dispute is referred to the Accountants by selecting from the position of either Purchaser or Seller Representative. Neither Purchaser nor the Seller Representative shall be entitled to respond to the brief provided by the other party to the Accountants. The Accountants shall be authorized to select only the calculation of Closing Working Capital Balance as presented by Purchaser and the Seller Representative and shall not select any other amount as the calculation of Closing Working Capital Balance. The costs and expenses of the Accountants shall be borne by the party against whom the arbitration is decided. No party will disclose to the Accountants, and the Accountants will not consider for any purpose, any settlement discussions or settlement offer made by any Party. The calculation of Closing Working Capital Balance as finally determined in accordance with the terms of this Section 3.3 shall be the "Closing Working Capital Balance" and such decision of the Accountants shall be final and binding on the Purchaser and the Seller Representative (on behalf of all Sellers).

               (c) Upon the final determination of the Closing Working Capital Balance, the Parties shall make the following adjustments:

                    (i) If the  Closing  Working  Capital  Balance  exceeds  the
               Estimated Closing Working Capital Balance and the Estimated Working Capital Balance was less than the Target Working Capital Balance, then Purchaser will pay to the Seller Representative (on behalf of all Sellers) the amount of such difference, but in no event in an amount greater than the Estimated Working Capital Adjustment computed pursuant to Section 3.2(b).

                    (ii) If the Closing Working Capital Balance is less than the
               Estimated Closing Working Capital Balance, then the Sellers will pay to Purchaser the amount of such difference.

               (d) Any payment in respect of an adjustment required to be made under this Section 3.3(c) will be made by the Sellers or Purchaser, as applicable, in cash by wire transfer of immediately available funds to one account specified by Purchaser or Seller Representative, as applicable, in writing, prior to the date such payment is required to be made hereunder. Such payment will be made within five (5) Business Days following the final determination of the Closing Working Capital Balance. The Sellers shall be jointly and severally liable for any payment due Purchaser under Section 3.3(c), and to the extent not otherwise promptly satisfied by the Sellers in cash, Purchaser may (but is not required) to set-off amounts due and owing by Purchaser under the Notes to satisfy any amounts due Purchaser pursuant to
Section 3.3(c). Any payment due to the Seller Representative under Section 3.3(c) shall be paid to the Sellers based on their relative Sharing Percentages (less any fees and expenses incurred by the Seller Representative in performance on behalf of the Sellers).

               (e) By execution of this Agreement, each of the Sellers hereby appoints, without further act of any Seller, Swanson as the Seller representative ("Seller Representative"), as agent and attorney-in-fact of each of the Sellers, with full power and authority, including power of substitution, acting in the name of and for and on behalf of such Seller and to, in Seller Representative's sole discretion: (i) resolve any dispute with Buyer over any aspect of this Section 3.3; (ii) give and receive notices and communications with respect to this Section 3.3 and Section 8.4; (iii) agree to, negotiate, enter into settlements and compromises of, and arbitration and comply with orders and awards of arbitrators in respect of any claim or dispute under this
Section 3.3; (iv) enter into any agreement to effectuate any of the foregoing items (i)-(iii) which shall have the effect of binding each Seller as if such Seller had personally entered into such agreement(s), taken such actions or refrained from taking such actions described in items (i)-(iv) above; (v) do all other things and take all other action under or related to this Section 3.3 or the other agreements contemplated under this Section 3.3 that Seller Representative may consider necessary or proper to effectuate any of the foregoing. Notwithstanding the foregoing, all actions taken or decisions made by the Seller Representative on behalf of the Sellers shall be evidenced by a writing signed by the Seller Representative and shall be taken or made in a manner that is ratable and equitable among such Sellers. This appointment and power of attorney shall be deemed as coupled with an interest and all authority conferred hereby shall be irrevocable and shall not be subject to termination by operation of law, whether by the death or incapacity or liquidation or dissolution of any Seller or the occurrence of any other event or events and the Seller Representative may not terminate this power of attorney with respect to any Seller or such Seller's successors or assigns without the consent of Purchaser. Each Seller agrees to hold the Seller Representative harmless and indemnify the Seller Representative, with respect to any and all loss, damage or liability and expenses (including reasonable legal fees) which such Seller may sustain as a result of any action taken in good faith by the Seller Representative.

                                   ARTICLE IV
                         CLOSING AND CLOSING DELIVERIES

          Section 4.1 The Closing. The closing of the sale and purchase of the Purchased Interests (the "Closing") will take place on or about September 6, 2007, at the offices of Porter & Hedges, L.L.P., located at 1000 Main Street, 36th Floor, Houston, Texas, unless the parties agree in writing to change the Closing to another time, date or place. The date upon which the Closing occurs is herein called the "Closing Date," but each of the parties hereto hereby agree that the purchase and sale of the Purchased Interests shall be effective for all purposes, including financial accounting and Tax purposes, at 8:01 a.m. on September 1, 2007 ("Effective Time").

          Section 4.2 Deliveries of STAR LP and the Sellers. At the Closing, STAR LP and Sellers will deliver, or cause to be delivered, to the Purchaser:

               (i) all documents necessary to evidence consummation of the Pre-Closing Reorganization duly executed by STAR LP, Sellers, the General Partner or STAR LP, as applicable, including: (A) the Certificate of Formation of the General Partner in the form of Exhibit A hereto, the Limited Liability Company Agreement of the General Partner in the form of Exhibit B hereto, an assignment of 1% membership interest from Swanson to the General Partner in a form reasonably acceptable to Purchaser, and to effect the GP Formation (such Exhibit A and Exhibit B, collectively, the "GP Formation Documents"); (B) Plan of Conversion in the form of Exhibit C, the Certificate of Formation of STAR LP in the form of Exhibit D hereto, and the Certificate of Conversions to effect the STAR LP Formation (such Exhibit C and Exhibit D, collectively, the "STAR LP Formation Documents"); (C) the foreign qualification applications to qualify each of the General Partner and STAR LP to do business in Tennessee and Indiana, to effect the Foreign Qualifications; and (D) and such other documents necessary to consummate the Pre-Closing Reorganization (the items in clauses (A) through (D) collectively, the "Pre-Closing Reorganization Documents");

               (ii) an Assignment of Purchased Interests in the form of Exhibit K hereto;

               (iii) the Agreement of Limited Partnership of STAR LP in the form of Exhibit E hereto, executed by the Sellers;

               (iv) a certificate of a duly authorized officer of the General Partner and of the Sellers confirming compliance with the condition set forth in Section 9.1(a);

               (v) a certificate of the secretary of STAR LP and of the Sellers certifying as to each of the Pre-Closing Reorganization Documents;

               (vi) evidence or copies of the consents, approvals, orders, qualifications or waivers required by any third party or Governmental Authority to consummate the transactions contemplated by this Agreement that are listed in Schedule 4.2(vi);

               (vii) an Investment Agreement executed by each of the Accredited Sellers with respect to the Parent Stock, Notes and Guarantee received as a part of the Purchase Price, in substantially the form attached hereto;

               (viii) each Ancillary Agreement (other than those provided under clause (i) above) required to be executed and delivered by parties other than the Purchaser or its Affiliates;

               (ix) an opinion of Stites & Harbison, P.L.L.C., counsel for the Seller, in the form of Exhibit L hereto;

               (x) resignations of the managers and officers of the General Partner (other than with respect to the persons executing Employment Agreements relating to the positions set forth in such Employment Agreements);

               (xi) payoff letters executed and delivered from all holders of Closing Date Funded Debt, which payoff letters set forth the terms and conditions of payment and satisfaction in full of all such Closing Date Funded Debt and release of all Liens granted by STAR LP relating thereto on and as of the Closing Date; and

               (xii) such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof.

          Section 4.3 Deliveries by Purchaser. At the Closing, the Purchaser will deliver, or cause to be delivered, to the applicable Sellers:

                    (i) the Closing Cash Consideration to Sellers by wire transfer of immediately available funds to the accounts specified pursuant to Section 3.1(b);

                    (ii) the  Notes  executed  by the  Purchaser  issued  to the
               Accredited Sellers pursuant to Section 3.1(d);

                    (iii) the  Parent  Stock  issued to the  Accredited  Sellers pursuant to Section 3.1(c);

                    (iv) the Guarantee Agreement executed by Parent;

                    (v) the  Agreement  of  Limited  Partnership  in the form of
               Exhibit E hereto, executed by the Purchaser and the General Partner;

                    (vi) a certificate of an authorized officer of the Purchaser confirming the Purchaser's compliance with the condition set forth in Section 9.2(a);

                    (vii)  each   Ancillary   Agreement   required  to  be  duly
               authorized and delivered by the Purchaser or its Affiliates;

                    (viii) an opinion of Porter & Hedges,  L.L.P.,  counsel  for the Purchaser, in the form of Exhibit M hereto; and

                    (ix) such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                           OF STAR LP AND THE SELLERS

         STAR LP and Sellers represent and warrant to the Purchaser as of the time immediately prior to the consummation of the Pre-Closing Reorganization, except if expressly provided as of another time, as follows:

          Section 5.1 Existence and Power. STAR LP (i) is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all limited partnership power required to carry on the Business as now conducted and (iii) is duly qualified to conduct business as a foreign limited liability company and is in good standing in each other jurisdiction where such qualification is necessary. Schedule 5.1 sets forth a list of each foreign jurisdiction in which STAR LP is qualified to do business. STAR LP has previously delivered to the Purchaser true, correct and complete copies of the articles of organization (and all amendments thereto) and limited liability company agreement of STAR LP (and all amendments thereto) as in effect immediately prior to consummation of Pre-Closing Reorganization pursuant to this Agreement.

          Section 5.2 Authorization; Enforceability. As of Closing, the execution, delivery and performance of this Agreement by STAR LP and each of the Sellers, and of each of the Ancillary Agreements by STAR LP, the Sellers or the General Partner to the extent it will be a party thereto are within each party's powers and have been duly authorized by all necessary actions, and no other action on the part of any such party is necessary to authorize this Agreement or any of the Ancillary Agreements to which any such party is a party at the Closing. As of Closing, this Agreement has been, and each of the Ancillary Agreements to which STAR LP, any Sellers or the General Partner is a party have been duly executed and delivered by such party, as applicable. Assuming the due execution and delivery by the Purchaser of this Agreement and each of the Ancillary Agreements to which STAR LP, any of the Sellers or the General Partner is a party at the Closing, this Agreement constitutes, and each Ancillary Agreement to which STAR LP or any of the Sellers or the General Partner are a party at the Closing constitutes at the Effective Time, valid and binding agreements of such party, as applicable, enforceable against each in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          Section  5.3  Governmental  Authorization.   Except  as  disclosed  in
Schedule 5.3, as of Closing, the execution, delivery and performance by STAR LP, the Sellers and the General Partner of this Agreement and each Ancillary Agreement to which STAR LP, the Sellers or the General Partner is a party require no consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority.

          Section  5.4  Non-Contravention;  Consents.  Except  as  disclosed  in
Schedule 5.4, as of Closing, the execution, delivery and performance by STAR LP and each of the Sellers of this Agreement and each Ancillary Agreement to which STAR LP, any of the Sellers or the General Partner is a party, and the consummation of the transactions contemplated hereby and thereby do not (a) violate the Charter Documents of STAR LP, the General Partner or any applicable Seller as in effect either before or after the Pre-Closing Reorganization, (b) violate any applicable Law or Order, (c) require any filing with or Permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of STAR LP, any Seller or any licenses to which STAR LP or any Seller is a party), (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of STAR LP or any Seller, or to a loss of any benefit to which STAR LP or any Seller is entitled under, any Contract, agreement or other instrument binding upon STAR LP or any Seller, or any license, franchise, Permit or other similar authorization held by STAR LP or any Seller, or (e) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of STAR LP. Notwithstanding the foregoing, no representation or warranty is made with respect to whether the transactions contemplated hereby violate any general non-assignment clause under any Contract, agreement or other instrument binding upon STAR LP solely as a result of the Conversion contemplated by the Pre-Closing Reorganization.

          Section 5.5 Capitalization.

               (a) Immediately prior to the consummation of the Pre-Closing Reorganization, (i) all units of the outstanding Capital Stock of STAR LP are owned of record and beneficially by the Sellers in the amounts as set forth on Schedule 5.5, and (ii) all such units of Capital Stock of STAR LP were duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights and other Liens and were issued in compliance with applicable limited liability company and securities laws.

               (b) Immediately after the consummation of the Pre-Closing Reorganization and immediately prior to the closing of the purchase and sale of the Purchased Interests, (i) the total outstanding Capital Stock of STAR LP are owned of record and beneficially (A) 1% by the General Partner and (B) 99% by the Sellers, and (ii) the total outstanding Capital Stock of the General Partner is owned of record and beneficially by Regg E. Swanson Revocable Trust, in each case, free of preemptive rights and other Liens and were issued in compliance with applicable limited partnership or limited liability company laws, as applicable, and securities laws. Immediately after the consummation of the Pre-Closing Reorganization and prior to the closing of the purchase and sale of the Purchased Interests pursuant to this Agreement, the General Partner is the sole general partner of STAR LP and the General Partner and Sellers together own of record and beneficially 100% of the Capital Stock of STAR LP, free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement, at the Effective Time (i) the Purchaser will acquire good, valid and indefeasible title to all of the Purchased Interests, free and clear of all Liens, and which interests will represent as of the Effective Time (A) 100% of the issued and outstanding Capital Stock of the General Partner, which General Partner in turn owns 1% of the issued and outstanding Capital Stock of STAR LP and (B) 69% of the issued and outstanding Capital Stock of STAR LP, (ii) Sellers will retain an aggregate 30% of the issued and outstanding Capital Stock of STAR LP.

               (c)  Immediately   before  and  after  the  consummation  of  the
          Pre-Closing Reorganization and as of the Effective Time, (i) there were no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, convertible securities or other rights, agreement, arrangements or commitments of any character relating to the shares of Capital Stock of STAR LP or obligating STAR LP to issue, sell or otherwise cause to become outstanding any shares of its Capital Stock and (ii) there were no outstanding contractual obligations of STAR LP to repurchase, redeem or otherwise acquire any Capital Stock of STAR LP or interests in STAR LP, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Immediately prior to the closing of the Pre-Closing Reorganization, all of the issued and outstanding Capital Stock of STAR LP were owned of record and beneficially by the Sellers in amounts and the percentages set forth on Schedule 5.5 hereof, free and clear of all Liens. Immediately before and after the Pre-Closing Reorganization and as of the Effective Time, (i) there are no voting trusts, agreements, proxies or other understandings in effect with respect to the voting or transfer of any of the shares of Capital Stock of STAR LP and (ii) there are no outstanding or authorized stock or other equity appreciation, phantom stock participation or similar rights with respect to STAR LP.

          Section 5.6 Subsidiaries. STAR LP does not own any Capital Stock or other equity or ownership or proprietary interest in any Person.

          Section 5.7  Financial Statements.

               (a) STAR LP heretofore furnished the Purchaser with a true and complete copy of the Reference Financial Statements which are attached hereto as Schedule 5.7. The Reference Financial Statements have been derived from the books and records of STAR LP, have been prepared in accordance with GAAP (except for, with respect to the Reference Balance Sheet and the related statement of income, normal year-end adjustments and the absence of footnotes), and fairly present in all material respects the financial condition of STAR LP at the respective dates thereof and the results of operations and for the periods indicated.

               (b) The books of account, minute books, stock record books and other records of STAR LP, all of which have been made available to the Purchaser, are complete and correct in all material respects.

          Section 5.8 No Undisclosed Liabilities. There are no liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, of STAR LP other than (a) liabilities fully provided for in the Reference Financial Statements, (b) liabilities specifically disclosed in Schedule 5.8, (c) other undisclosed current liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) executory obligations relating to the Contracts and for which STAR LP is not otherwise delinquent or in breach or default of such Contracts. Except as disclosed on

Schedule 5.8. None of STAR LP, the General Partner or any Seller has any such liability to any partner (or former member) of STAR LP with respect to the purchase of their shares of Capital Stock of STAR LP or otherwise and the consummation of the transaction contemplated by this Agreement (including the Pre-Closing Reorganization) will not otherwise give rise to any such liability.

          Section 5.9  Tax Matters.

               (a) Except as disclosed in Schedule 5.9(a):

                    (i) from  the time  since  its  formation,  STAR LP has been taxed as a partnership for federal and applicable state income tax purposes;

                    (ii) STAR LP does not currently  have any liability for U.S.
               federal income Taxes;

                    (iii) all Tax Returns required to be filed with any Governmental Authority on or before the Closing by or on behalf of STAR LP have been duly filed on a timely basis in accordance with all applicable Laws;

                    (iv) at the time of their  filings all such Tax Returns were complete and correct in all material respects;

                    (v) all  Taxes  required  to be paid by STAR LP on or before the date of this Agreement have been paid, the reserves for Taxes of STAR LP reflected in the Reference Balance Sheet are adequate to cover all Taxes that have not been paid, but which under GAAP were accruable, through the date of the Reference Balance Sheet and the accrued and unpaid Taxes of STAR LP do not and will not from the Reference Balance Sheet Date through the Effective Time result from transactions outside the Ordinary Course of Business (other than as a result of transactions contemplated by this Agreement);

                    (vi) there are no Liens for Taxes upon any assets of STAR LP, except Liens for Taxes not yet due for current Tax periods ending after the date of this Agreement;

                    (vii) there are no outstanding deficiencies,  assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against STAR LP, and, to the knowledge of STAR LP, no grounds exist for any such assessment of Taxes;

                    (viii) STAR LP is not an obligor on, and none of its assets have been financed directly or indirectly by, any tax exempt bonds;

                    (ix) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted to or applied for by STAR LP;

                    (x) STAR LP (x) is not a party to any Tax allocation or Tax-Sharing Agreement, (y) has not been a member of a consolidated, combined or unitary group for purposes of filing Tax Returns, and (z) does not have any liability for the Taxes of any other Person as a transferee or successor, by contract or otherwise;

                    (xi) none of the Tax  Returns of STAR LP are the  subject of
               an  action,   suit,   proceeding,   audit  or  examination  by  a
               Governmental Authority;

                    (xii) STAR LP has  withheld  and paid all Taxes  required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, or other party;

                    (xiii) none of STAR LP, any Seller or their respective representatives have filed an election to treat the General Partner as an association taxable as a corporation for federal income tax purposes; and

                    (xiv) STAR LP is not a United States real  property  holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

               (b) Schedule 5.9(b) lists all Returns filed with respect to STAR LP for all taxable periods since the fiscal year ended December 31, 2003 and specifies the jurisdictions in which each such Return has been filed, and indicates any Returns that currently are the subject of audit, and STAR LP has delivered to the Purchaser correct and complete copies of all such Returns since the fiscal year ended December 31, 2003, and of any examination reports and any statements of deficiencies proposed to be assessed against, or agreed to by STAR LP.

               (c) In connection with the Pre-Closing Reorganization, no election was filed to cause the General Partner or STAR LP to be treated as an association taxable as a corporation for U.S. federal income tax purposes for any period commencing with the consummation of the Pre-Closing Reorganization, and since such consummation through the closing of the purchase and sale of the Purchased Interests pursuant to this Agreement, the General Partner will be treated as a "disregarded entity" within the meaning of Section 301.7701-3(b) of Treasury Regulation promulgated under the Code for federal income tax purposes.

          Section  5.10  Absence  of Certain  Changes.  Except as  disclosed  in
Schedule 5.10 or as expressly permitted by this Agreement, since the Balance Sheet Date, STAR LP has conducted the Business in the Ordinary Course of
Business and there has not been any event, occurrence, development or circumstances which has had or which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 5.10, since the Balance Sheet Date, STAR LP has not:

                    (i) Changed any salaries or other  compensation  of, or paid any distributions or bonuses to, any current or former director, manager, officer, employee, partner or member of STAR LP, or entered into any employment, severance or similar agreement with any current or former director, manager, officer, employee, partner or member of STAR LP;

                    (ii) Adopted or increased any benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other Benefit Plan for or with any of the employees of STAR LP;

                    (iii) Entered into any material contract or commitment, except for contracts and commitments entered into by STAR LP in the Ordinary Course of Business;

                    (iv)  Modified  or  amended  in  any  material   respect  or
               terminated  any  Contract  listed  or  required  to be  listed in
               Schedule 5.11(a);

                    (v) Incurred any  Indebtedness  for borrowed money or issued any debt securities or assumed, guaranteed or enclosed, or otherwise as an accommodation become responsible for, the obligations of any Person, other than with respect to availability under its existing credit facilities that will be repaid in full at Closing pursuant to Section 3.1(a);

                    (vi) Sold,  leased or  otherwise  disposed  of any  material asset or property;

                    (vii) Created or assumed any Lien, other than a Permitted Lien;

                    (viii) Terminated or closed any facility, business or operation;

                    (ix) Authorized or made any capital expenditure in excess of
               $10,000, individually or $25,000 in the aggregate;

                    (x) Declared, paid or set aside for payment any non-cash dividend or other distribution in respect of any outstanding Capital Stock of STAR LP;

                    (xi) Issued any shares of Capital Stock or securities convertible into or exchangeable or exercisable for shares of Capital Stock of STAR LP;

                    (xii) Settled, released or forgiven any indebtedness or guarantee in favor of STAR LP, material claim or litigation or waived any material right thereto; or

                    (xiii) Agreed to do any of the foregoing.

          Section 5.11 Contracts.

               (a) Except as specifically disclosed in Schedule 5.11(a), STAR LP is not a party to or bound by any lease, agreement, contract, commitment or other legally binding contractual right or obligation (whether written or oral) (collectively, "Contracts") that is of a type described below:

                    (i) any lease (whether of real or personal property), including the leases disclosed or required to be disclosed on
               Schedule 5.15(b);

                    (ii) any agreement for the purchase of materials,  supplies, goods, services, equipment or other assets that provides for aggregate payments by STAR LP of $10,000 or more;

                    (iii) any sales,  distribution  or other  similar  agreement providing for the sale by STAR LP of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments to STAR LP of $10,000 or more;

                    (iv)  any  partnership,   joint  venture  or  other  similar
               agreement or arrangement;

                    (v) any  Contract  pursuant  to which  any  third  party has rights to own or use any material asset of STAR LP, including any Intellectual Property Right of STAR LP;

                    (vi) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or granting to any Person a right of first refusal, first offer or other right to purchase any of the assets of STAR LP;

                    (vii) any agreement  relating to Indebtedness  (in any case, whether incurred, assumed, guaranteed or secured by any asset of STAR LP) other than accruals recorded in the Ordinary Course of Business;

                    (viii) any license, franchise or similar agreement;

                    (ix) any agency, dealer, sales representative,  marketing or other similar agreement;

                    (x) any third party payor,  managed  care and other  similar payment arrangements or Contracts pursuant to which the terms of which STAR LP derives or is reasonably expected to derive more than $100,000 of revenue during any twelve month period;

                    (xi) any  agreement  with (A) any  member  of STAR LP or any other Affiliate of STAR LP or (B) any director, manager or officer of STAR LP or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in

               Rules 12b-2 and 16a-1 of the Exchange Act) of any such director or officer, other than as set forth in clause (xiv) below;

                    (xii) any management service, consulting or any other similar type of agreement;

                    (xiii) any warranty,  guaranty or other similar  undertaking with respect to any contractual performance (or the standard forms of any of the foregoing of STAR LP) or agreement to indemnify any Person;

                    (xiv) any employment, deferred compensation, severance, bonus, retirement or other similar agreement or plan in effect as of the date hereof (including in respect of any advances or loans to any employees) and entered into or adopted by STAR LP;

                    (xv) any Contract  that  purports to limit STAR LP's freedom to compete in any line of business or in any geographic area, and Contracts that contain any standstill or non-solicitation agreements; or

                    (xvi) any other agreement,  commitment,  arrangement or plan of STAR LP that is material to STAR LP or the Business.

               (b) Each  Contract  disclosed  in or required to be  disclosed in
          Schedule 5.11(a) is a valid and binding agreement of STAR LP and, to the knowledge of STAR LP, each other party thereto, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). Neither STAR LP nor, to the knowledge of STAR LP, any other party to any such Contract is in default or breach (with or without due notice or lapse of time or both) in any material respect under the terms of any such Contract. STAR LP has delivered or made available to the Purchaser true and complete originals or copies of all Contracts disclosed in or required to be disclosed in Schedule 5.11(a).

          Section 5.12 Insurance Coverage. Schedule 5.12 contains a list of all of the insurance policies and fidelity bonds covering the assets, Business, operations, employees, officers and directors (or comparable positions such as managers) of STAR LP and a list of all claims pending as of the Balance Sheet Date and the Closing Date under any such policies or bonds, including a description of the background and status of such claims. There is no claim by STAR LP pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and STAR LP has complied with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect. STAR LP has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies or bonds. Since the last renewal date of any insurance policy, there has not, to the knowledge of STAR LP, been any adverse change in the relationship of STAR LP with its respective insurers or the premiums payable pursuant to such policies.

          Section 5.13 Litigation. Except as disclosed in Schedule 5.13(a), there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of STAR LP, threatened, against or affecting STAR LP before any court or arbitrator or any Governmental Authority or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and any Ancillary Agreements to which STAR LP or any Seller is a party at Closing. STAR LP does not know of any valid basis for any such action, suit, investigation, arbitration or proceeding against or affecting STAR LP or the Business. Except as disclosed in Schedule 5.13(a), there are no outstanding judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, arbitral body or Governmental Authority) against STAR LP or any Seller.

          Section 5.14 Compliance with Laws; Permits.

               (a) Except as described in Schedule 5.14(a), STAR LP has complied in all material respects with all Laws. STAR LP knows of no fact, circumstance, condition or situation existing which, after notice or lapse of time or both, would constitute noncompliance in any material respect by STAR LP or give rise to any future liability of STAR LP with respect to any Law heretofore or currently in effect. To the knowledge of STAR LP, STAR LP is not required to make any material expenditure to achieve or maintain compliance with any Law. Neither the use, condition nor other aspect of any of the assets of the Business or other right, property or asset used in or associated with the Business is or has been in violation of any applicable Law. Except as set forth in Schedule 5.14(a), neither STAR LP nor any Seller has received any notice of any violation of any Law, or any potential liability under any Law, relating to the operation of the Business or to any of its assets, operations, processes, results or products, nor is STAR LP aware of any such violation or potential liability.

               (b) Schedule 5.14(b) sets forth a list of each government or regulatory license, authorization, permit, franchise, provider number, consent and approval (the "Permits") issued and held by or on behalf of STAR LP or required to be so issued and held to carry on the Business as currently conducted by STAR LP. Except as disclosed in
          Schedule 5.14(b), STAR LP is the authorized legal holder of the Permits, and each Permit is valid and in full force and effect. STAR LP is not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any Permit held by STAR LP.

          Section 5.15 Assets; Properties; Sufficiency of Assets.

               (a) Except for Inventory, if any, disposed of, or cash or cash equivalents expended, in the Ordinary Course of Business, STAR LP has good title to, or in the case of leased property has valid leasehold interests in, the property and assets (whether real or personal, tangible or intangible) reflected in the Reference Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for Permitted Liens.

               (b) STAR LP owns no Real Property assets. Schedule 5.15(b) sets forth a list of all real property assets leased by STAR LP (the "Real Property"). STAR LP is a tenant or possessor in good standing thereunder (with a right of quiet enjoyment therein) and all rents due under such leases have been paid. Neither STAR LP nor, to the knowledge of STAR LP, any other party to any such lease is in default or breach (with or without due notice or lapse of time or both) under the terms of any such lease. STAR LP is in peaceful and undisturbed possession of the space and/or estate under each lease of which it is a tenant. STAR LP has not received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning Law or Order relating to or affecting the Real Property, and to STAR LP's knowledge, no such proceeding has been threatened or commenced. Each item of Real Property has adequate Utilities (as hereinafter defined) of a capacity and condition to serve adequately such Real Property (with due regard for the use to which such Real Property is presently being put by STAR LP). For purposes of this Agreement, the term "Utilities" means all of the following: water distribution and service facilities; sanitary sewers and associated installations; storm sewers; storm retention ponds and other drainage facilities; electrical distribution and service facilities; telephone, and similar communication facilities; heating, ventilating, cooling and air conditioning systems and facilities; natural gas distribution and service facilities; fire protection facilities; garbage compaction and collection facilities; and all other utility lines, conduit, pipes, ducts, shafts, equipment, apparatus and facilities.

               (c) Schedule 5.15(c) sets forth a list of all tangible personal property of STAR LP, and such tangible personal property is in all material respects in good repair and operating condition (subject to normal maintenance requirements and normal wear and tear excepted).

               (d) The property and assets of STAR LP constitute all of the properties and assets used in the Business, and such property and assets are adequate to conduct the Business as currently conducted by STAR LP.

          Section 5.16 Intellectual Property.

               (a)  Schedule  5.16(a)  sets  forth  a list  of all  Intellectual
          Property Rights which are owned by STAR LP or which STAR LP is a licensor or licensee, and all material licenses, sublicenses and other written agreements as to which STAR LP or any of its Affiliates is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto.

               (b) Except as disclosed in Schedule 5.16(b):

                    (i) All of the Intellectual Property Rights necessary for or used in the conduct of the Business are set forth in Schedule 5.16(a).

                    (ii) To the knowledge of STAR LP, the conduct of the Business by STAR LP as currently conducted does not infringe upon any Intellectual Property Right of any third party. There is no claim, suit, action or proceeding that is either pending or, to the knowledge of STAR LP, threatened, that, in either case, involves a claim of infringement by STAR LP of any Intellectual Property Right of any third party, or challenging STAR LP's ownership, right to use, or the validity of any Intellectual
               Property Right listed or required to be listed in Schedule 5.16(a). STAR LP has no knowledge of any basis for any such claim of infringement and no knowledge of any continuing infringement by any other Person of any of the Intellectual Property Rights listed or required to be listed in Schedule 5.16(a);

                    (iii) No  Intellectual  Property Right listed or required to be listed in Schedule 5.16(a) is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by STAR LP or restricting the licensing thereof by STAR LP to any Person, other than with respect to standard and customary restrictions associated with commercially available third party software to which STAR LP has a valid right to use in connection with the Business;

                    (iv) STAR LP has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right; and

                    (v) STAR LP has duly  maintained all  registrations  for any
               Intellectual  Property  Rights listed or required to be listed in
               Schedule 5.16(a).

          Section 5.17 Environmental Matters.

               (a) Except as disclosed in Schedule 5.17(a):

                    (i) STAR LP has not,  and to STAR  LP's  knowledge  no other party has, generated, recycled, used, treated or stored on, transported to or from, or Released or disposed on, the Property any Constituents of Concern or, to the knowledge of STAR LP, on any property adjoining or adjacent to any Property, except in compliance with Environmental Laws;

                    (ii) STAR LP has not  disposed  of  Constituents  of Concern from Property at any off-site facility except in compliance with Environmental Laws;

                    (iii) STAR LP has been and is in compliance, in all material respects, with (a) Environmental Laws and (b) the requirements of Permits issued under such Environmental Laws with respect to the Property;

                    (iv) There are no pending  Environmental Claims against STAR
               LP or, to the knowledge of STAR LP, threatened Environmental Claims against STAR LP or pending or, to the knowledge of STAR LP, threatened Environmental Claims against any Property;

                    (v) To the  knowledge of STAR LP,  there are no  underground storage tanks or sumps located on any Property;

                    (vi) STAR LP is not listed, nor to the knowledge of STAR LP, proposed for listing, nor to the knowledge of STAR LP without having performed any inquiry, is any Property listed or proposed for listing, on the National Priorities List under CERCLA or on any similar federal, state or foreign list of sites requiring investigation or clean-up, and STAR LP has not received any requests for information pursuant to 104(e) of CERCLA or any state counterpart or equivalent;

                    (vii) STAR LP has obtained all Environmental Permits required in connection with the operation of the Business or the use of the Property and is in compliance with the terms of each Environmental Permit. Except as set forth in Schedule 5.17(a)(viii), there are no Environmental Permits of STAR LP that are nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby; and

                    (viii) STAR LP has no liability under any  Environmental Law
               (including an obligation to remediate any Environmental Condition whether caused by STAR LP or any other Person).

               (b) STAR LP has delivered or made available to the Purchaser true and complete copies of all environmental investigations, studies, audits, tests, reviews or other analyses commenced or conducted by or on behalf of STAR LP or any Seller (or by a third party of which STAR LP has knowledge) in relation to the current or prior business of STAR LP.

               (c) For purposes of this Section 5.17, the term "STAR LP" (including the use of such term in the term "Property") will include any entity which is, in whole or in part, a predecessor of STAR LP.

          Section 5.18 Benefit Plans and Material Documents.

               (a) Schedule 5.18(a) sets forth a list of all Benefit Plans with respect to which STAR LP or any ERISA Affiliate has or has had prior to the date hereof any obligation or liability or which are or were prior to the date hereof maintained, contributed to or sponsored by STAR LP or any ERISA Affiliate for the benefit of any current or former employee, officer, director or manager of STAR LP or any ERISA Affiliate (collectively "STAR LP Benefit Plans"). With respect to each STAR LP Benefit Plan, STAR LP has delivered or made available to the Purchaser a true and complete copy of each such STAR LP Benefit Plan (including all amendments thereto) and a true and complete copy of each material document (including all amendments thereto) prepared in connection with each such STAR LP Benefit Plan including (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500 for each such STAR LP Benefit Plan, if any, and (iv) the most recent determination letter referred to in
          Section 5.18(d). STAR LP has no express or implied commitment to create, incur liability with respect to or cause to exist any Benefit Plan or to modify any Benefit Plan, other than as required by Law.

               (b) Except as disclosed in Schedule 5.18(b), none of STAR LP Benefit Plans is a plan that is or has ever been subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. None of STAR LP Benefit Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has had, has or could have any liability with respect to any Plan subject to Title IV of ERISA. Except as disclosed in Schedule 5.18(b), none of STAR LP Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or provides for or, except to the extent required by Law, promises retiree medical or life insurance benefits to any current or former employee, officer, director or manager of STAR LP or any ERISA Affiliate.

               (c) Except as disclosed in Schedule 5.18(c), each STAR LP Benefit Plan is in compliance with, and has been operated in accordance with, its terms and the ERISA Affiliates have satisfied all of their statutory, regulatory and contractual obligations with respect to each such STAR LP Benefit Plan. No legal action, suit or claim is pending or, to the knowledge of STAR LP, threatened with respect to any STAR LP Benefit Plan (other than claims for benefits in the ordinary course).

               (d) Except as disclosed in Schedule 5.18(d), each STAR LP Benefit Plan or trust which is intended to be qualified or exempt from taxation under Section 401(a), 401(k) or 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified or exempt under the currently applicable requirements of the Code, and, to the knowledge of STAR LP, nothing has occurred since the date of such determination letter that would adversely affect the qualified or exempt status of any STAR LP Benefit Plan or related trust.

               (e) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any STAR LP Benefit Plan. Neither STAR LP nor any ERISA Affiliate has incurred any liability for any excise tax arising under the Code with respect to a STAR LP Benefit Plan.

               (f) All contributions, premiums or payments required to be made with respect to any STAR LP Benefit Plan have been made on or before their due dates. For completed plan years of such STAR LP Benefit Plans, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority.

               (g) There has been no amendment to, written interpretation of or announcement (whether or not written) by STAR LP relating to, or change in employee participation or coverage under, any STAR LP Benefit Plan that would increase materially the expense of maintaining such STAR LP Benefit Plan above the level of the expense incurred in respect thereto for the most recent fiscal year ended prior to the date hereof.

               (h) Except as disclosed in Schedule 5.18(h), no employee or former employee of STAR LP will become entitled to any bonus, retirement, accelerated vesting or timing of payments, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated by this Agreement.

               (i) Schedule 5.18(i) lists each Company Benefit Plan that is treated as a "nonqualified deferred compensation plan" under Section 409A of the Code and each such plan has been maintained in good faith compliance with the requirements of Section 409A of the Code and applicable notices and regulations, both proposed and final, issued by the Internal Revenue Service. Except as set forth in Schedule 5.18(i) hereto, each Company Benefit Plan that is required to be amended as of December 31, 2007 to either be exempt from or to comply with Section 409A of the Code (and the final regulations thereunder that were issued on April 10, 2007) has been so amended.

               (j) No Person who is entitled to a benefit under any Company Benefit Plan that is a deferred compensation plan has incurred or will incur any additional tax described in Section 409A of the Code as a result of any event occurring, or the manner in which such plan has been established or operated, prior to the Closing Date.

               (k) Except as specified in 5.18(k) hereto, no Company Benefit Plan provides for a "gross up" or similar payments in respect to any Taxes that may become payable under Section 409A or Section 4999(a) of the Code.

               (l) There have been no terminations, partial terminations or discontinuances of contributions to any tax qualified pension plan during the preceding five years without notice to and approval by the Internal Revenue Service and payment of all obligations and liabilities attributable to such tax qualified pension plan.

               (m)  Except  as set  forth  in  Schedule  5.18(m),  there  are no investigations or audits of any Company Benefit Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability to the Company or any ERISA Affiliate of the Company that has not been discharged.

               (n) Neither the Company nor any ERISA Affiliate of the Company maintains, has established or has ever participated in a multiple employer welfare benefit arrangement as described in Section 3(40)(A) of ERISA.

               (o) Neither the Company nor any ERISA Affiliate of the Company has any current or future obligation or liability with respect to a Company Benefit Plan pursuant to the provisions of a collective bargaining agreement.

               (p) Except as set forth in Schedule 5.18(p) hereto, none of the Company Benefit Plans provide for post-employment life or health insurance, benefits or coverage for any employees, directors or consultants or former employees, directors, or consultants (or any of their beneficiaries) of the Company, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or other similar law.


          Section 5.19 Affiliate Transactions.

               (a) Except as disclosed in Schedule 5.19(a), there are no outstanding payables, receivables, loans, advances and other similar accounts between STAR LP, on the one hand, and any of its Affiliates, on the other hand, relating to the Business.

               (b) Except as disclosed in Schedule 5.19(b), no director, manager, officer or, to the knowledge of STAR LP, any other employee of STAR LP, possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, or competitor of STAR LP. Ownership of 1% or less of any class of securities of a Person whose securities are registered under the Exchange Act will not be deemed to be an ownership interest for purposes of this Section 5.19(b).

          Section 5.20 Referrals, Supplier and Employee Relations. Schedule 5.20 includes a complete and correct list of (a) all physicians, clinics, hospital or other sources who have made referrals for the Business that aggregate in excess of 5% of the total combined revenues of STAR LP in calendar year 2006 and during the six month period ending July 31, 2007, and (b) all suppliers from whom STAR LP has purchased in excess of $25,000 in equipment or supplies to date in calendar year 2006 or during the six month period ending July 31, 2007,. The relationships of STAR LP with such referral sources and suppliers and the employees of STAR LP are good commercial working relationships and, except as disclosed in Schedule 5.20, none of such referral sources, suppliers or employees has canceled, terminated or otherwise materially altered or notified any authorized representative of STAR LP of any intention to cancel, terminate or materially alter its relationship with STAR LP since the Balance Sheet Date.

          Section 5.21 Other Employment Matters.

               (a) STAR LP is not a party to any labor or collective bargaining agreement.

               (b) No labor organization or group of STAR LP employees has made a pending demand for recognition, there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of STAR LP, threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal, and there is no organizing activity involving STAR LP pending or, to the knowledge of STAR LP, threatened by any labor organization or group of employees.

               (c) There are no (i) strikes, work stoppages, slow-downs, lockouts or arbitrations or (ii) grievances or other labor disputes pending or, to the knowledge of STAR LP, threatened against or involving STAR LP.

               (d) There are no complaints, charges or claims against STAR LP pending or, to the knowledge of STAR LP, threatened to be brought or filed with any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment by STAR LP, of any Person, including any claim for workers' compensation.

               (e) STAR LP is in  compliance  in all material  respects with all
          Laws and Orders in respect of employment and employment practices (including relating to the employment or engagement of aliens or similar immigration matters) and the terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice. All current and former independent contractors engaged by STAR LP are property characterized as such under the Code and other applicable Law.

               (f) Schedule 5.21(f) contains a complete and accurate list of the following information for each employee, officer, director or manager of STAR LP, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since the Balance Sheet Date; vacation accrued as of a recent date; and service credited as of a recent date for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan or other Benefit Plan of STAR LP; and all bonuses and any other amounts to be paid by STAR LP at or in connection with the Closing.

               (g) Except as set forth in Schedule 5.21(g), no officer, director, manager or partner of STAR LP and, to the knowledge of STAR LP, no other employee of STAR LP, is a party to, or is otherwise bound by, any confidentiality, non-competition, proprietary rights agreement or similar agreement that would affect (i) the performance of his or her duties as an employee, officer or director or (ii) the ability of the Purchaser to conduct the Business after the Effective Time.

          Section 5.22 Medicare Participation/Accreditation.

               (a) STAR LP is qualified for participation in the Medicare and Medicaid programs, have current and valid provider contracts with such programs and are, and have been, in compliance in all material respects with the conditions of participation in such programs with respect to each participating location. STAR LP has no known pending Medicare or Medicaid payment offsets, and have not received any notice of such payment offsets. Schedule 5.22 sets forth for STAR LP (and the Sellers, if any) all of their respective provider numbers (including both individual and group numbers), Durable Medical Equipment numbers, National Provider Identifier numbers, a list of the outpatient clinics, hospitals or contracts that are billing for services utilizing such provider numbers and the type of designation of such facility or service billed. All such provider numbers, Durable Medical Equipment numbers and National Provider numbers are in valid and in good standing. Except as set forth on Schedule 5.22, neither STAR LP nor any Seller has received any written notice from either the

          Medicare or Medicaid program of any pending or threatened investigation or survey, and, to STAR LP's knowledge, there is no reason to believe that any such investigation or survey is pending or threatened.

               (b) Neither STAR LP nor any Seller has received notice of any pending or threatened investigation or inquiry (other than routine surveys and audits that have not resulted in an investigation or inquiry) from any Governmental Authority, fiscal intermediary, carrier or similar entity that enforces or administers the statutory or regulatory provisions in respect of any governmental health care program. There are no outstanding judgments orders, writs, injunctions or decrees of any Governmental Authority in respect of any governmental health care program against STAR LP or any Seller which would result in liability to STAR LP in excess of $10,000 (whether or not covered by insurance) or that would materially affect or delay STAR LP's or any Seller's performance of this Agreement. There are no material, non-monetary orders, writs, injunctions or decrees of any Governmental Authority outstanding in respect of any governmental health care program against STAR LP or any Seller.

          Section 5.23  Medicare and  Medicaid  Filings.  Except as set forth on
Schedule 5.23, each report (including but not limited to Non-Application of Cost Report) and other required claims, filings or submissions (collectively "Filings") with respect to Medicare and each state Medicaid program in which they participate, required to be filed by or on behalf of STAR LP or any Seller on or prior to the Closing Date, has been timely filed and amounts shown on such Filings (if any) as owed by STAR LP or such Seller(s) have been paid timely. All of such Filings were, when filed or as they have been subsequently amended, true and complete in all material respects. STAR LP has made available for inspection by the Purchaser prior to the date of this Agreement each such Filing. Schedule
5.23 lists the Medicare and Medicaid Filings filed by STAR LP or any Seller for any period after December 31, 2001 for which STAR LP or any Seller could be liable. Schedule 5.23 sets forth which of such Filings have been audited and finally  settled,  audited  but not  finally  settled  and  neither  audited nor settled, and a brief description of any and all notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and any and all other unresolved claims or disputes in respect of such Filings. To the knowledge of STAR LP, there is no basis for any material claims against STAR LP or any Seller by any third-party payors other than routine Medicare and Medicaid audit adjustments which adjustments have not been, and would not reasonably be expected to be, material. Neither STAR LP nor any Seller has received any written notice that Medicare (inclusive of applicable fiscal intermediary or carrier) and or Medicaid (inclusive of applicable state agency) has any claims against it which could result in offsets against future reimbursement in excess of that provided for in the Reference Balance Sheet.

          Section 5.24 Exclusion. Neither STAR LP nor any Seller has, and to the knowledge of STAR LP, no other Person with whom STAR LP employs or otherwise contracts in any capacity whatsoever has, been excluded from participation in a federal health care program (as defined in 42 U.S.C. Section 1320a-7b(f)) where such action could reasonably serve as a basis for STAR LP's or such Seller(s) suspension or exclusion from the Medicare or any state Medicaid program.

          Section 5.25 Federal Health Care Programs.

               (a) None of STAR LP, its Affiliates (including the Sellers) or any person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001(a)(2)) in STAR LP of 5% or more, or who has an ownership or control interest (as defined in Section 1124(a)(3) of the Social Security Act or any regulations promulgated thereunder) in STAR LP, or who is an officer, director, manager, agent or managing employee (as defined in 42 C.F.R. Section 1001.1001(a)(i)): (i) except as set forth in Schedule 5.25, has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act or any regulations promulgated thereunder; (ii) has been excluded from participation under any federal health care program; or (iii) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the categories of offenses as described in the Social Security Act Section 1128(a) and (b)(1), (2),
          (3) or any regulations promulgated thereunder.

               (b) All Filings filed or submitted by STAR LP or any Seller are true and complete and the contents contained in such Filings are in full accordance with Medicare and Medicaid rules and regulations.

               (c) No action is pending or, to the knowledge of STAR LP, threatened, to suspend, limit or terminate the status of STAR LP or any Seller as a provider in any federal health care program. Except as set forth on Schedule 5.25, neither STAR LP nor any Seller has received notice that a third party private payor intends to terminate or fail to renew any contractual arrangement with STAR LP or such Seller(s) (or adversely amend or modify any right of reimbursement thereunder) from which STAR LP or any Seller derived more than $25,000 in revenue from the Business during 2006.

          Section  5.26  Billing;  Gratuitous  Payments.  Except as set forth in
Schedule 5.26, all billing by, or on behalf of, STAR LP or any Seller relating to the Business to third-party payors, including to Medicare, Medicaid and private insurance companies has been true and complete in all material respects. Neither STAR LP nor any Seller has received any notice from any third-party payor, including from Medicare or Medicaid, that indicates that the Purchaser could not continue to bill in substantially the same manner and structure as STAR LP or the Sellers are is billing on the date hereof with respect to the Business.

          Section 5.27 Reimbursement Matters. Except as disclosed on Schedule 5.27, for the previous three years, neither STAR LP nor any Seller has received any written notice of denial of payment or overpayment of a material nature from a federal health care program or any other third party reimbursement source
(inclusive of managed care organizations) with respect to items or services provided by STAR LP or any Seller, other than those which have been finally resolved in any settlement for an amount less than $10,000. Neither STAR LP nor any Seller is subject to (i) a "focused review" of claims by Medicare or (ii) a "Corporate Integrity Agreement" or similar government - mandated compliance program.

          Section 5.28 Bank Accounts. Schedule 5.28 lists each bank, trust company or similar institution with which STAR LP maintains an account or safe deposit box, and accurately identifies each such account or safe deposit box by its number or other identification and the names of all individuals authorized to draw thereon or have access thereto.

          Section 5.29 General Partner and STAR LP Matters.

               (a) The General Partner is a newly formed entity organized specifically for the purpose of the Pre-Closing Reorganization and has not otherwise conducted any business or operations, and as of the Effective Time, has no liabilities, except for its interest in STAR LP and the Pre-Closing Reorganization Documents executed by the General Partner or STAR LP in connection with the GP Formation and the conversion and each Ancillary Agreement to which it is a party and which is to be entered into at Closing.

               (b) Except for the General Partner's interest in STAR LP, the General Partner does not own any Capital Stock or other equity or ownership or proprietary interest in any Person.

               (c) As of the  Effective  Time,  except  as set  forth  in the GP
          Formation Documents and the STAR LP Formation Documents and the purchase and sale of the Purchased Interests contemplated by this Agreement, (i) there are no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, convertible securities or other rights, agreements or commitments of any character relating the Capital Stock of the General Partner or STAR LP or obligating the General Partner or STAR LP to issue, sell or otherwise cause to become outstanding any of their respective Capital Stock,
          (ii) there were no outstanding contractual obligations of the General Partner or STAR LP to repurchase, redeem or otherwise acquire any Capital Stock of the General Partner or STAR LP or interest in the General Partner or STAR LP or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person; and (iii) there are no voting trusts, agreements, proxies or other understandings in effect with respect to the voting or transfer of any Capital Stock of the General Partner or STAR LP.

               (d) As of the Effective Time, the General Partner is not a party to any agreement or contract, other than the Pre-Closing Reorganization Documents and the Ancillary Agreements (including the Contracts, if any) to which it is a party and which is to be entered into at Closing.

          Section 5.30 Accounts Receivable. All of the Accounts Receivable reflected on Schedule 5.30 (net of any discount to adjust such balances to allowable reimbursement amounts and net of applicable reserves for doubtful accounts and patient refunds as set forth on such Schedule 5.30) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such Accounts Receivable were sold and delivered in the Ordinary Course of Business. Except as set forth in Schedule 5.30, such Accounts Receivable are subject to no defenses, offsets or recovery in whole or in part by the Persons whose purchase gave rise to such Accounts Receivable or by third parties and are fully collectible within 120 days after the Effective Time without resort to legal proceedings, except to the extent of the amount of the reserve for doubtful accounts reflected on the Reference Balance Sheet (plus any additional applicable reserves established since such date in the Ordinary Course of Business).

          Section 5.31 Finders' Fees. Except as set forth on Schedule 5.31, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of STAR LP or any Seller who is, or who to STAR LP's knowledge may claim to be, entitled to any fee or other commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

          Section 5.32 Books and Records. The books of account, minute books, stock record books and other records of STAR LP are complete and correct in all material respects. Except as set forth in Schedule 5.32, there are no outstanding powers of attorney executed on behalf of STAR LP.

          Section 5.33 Disclosure. None of the information contained in the Schedules or in this Agreement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were or are made, not false or misleading.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          The Purchaser represents and warrants to STAR LP and the Sellers as follows:

          Section 6.1 Existence and Power. The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas. The Purchaser has all limited partnership power required to carry on its business as now conducted. The Purchaser is duly qualified to conduct business as a foreign limited partnership and is in good standing in each jurisdiction where such qualification is necessary. The Purchaser has previously delivered to STAR LP and the Sellers true and complete copies of the Charter Documents of the Purchaser, all as currently in effect.

          Section 6.2 Authorization; Enforceability. The execution, delivery and performance by the Purchaser of this Agreement and each of the Ancillary Agreements to which it is a party at the Closing are within the Purchaser's limited partnership power and have been duly authorized by the partners of the Purchaser and no other limited partnership action on the part of the Purchaser is necessary to authorize this Agreement or any of the Ancillary Agreements to which the Purchaser is a party at the Closing. This Agreement has been, and each of the Ancillary Agreements to which the Purchaser is a party at the Closing has been, duly executed and delivered by the Purchaser. Assuming the due execution and delivery by STAR LP and the Sellers of this Agreement and each of the Ancillary Agreements to which the Purchaser is a party at the Closing, this Agreement constitutes, and each Ancillary Agreement to which the Purchaser is a party at the Closing constitutes at the Effective Time, valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          Section  6.3  Governmental  Authorization.   Except  as  disclosed  in
Schedule 6.3, the execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party at the Closing require no consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority.

          Section 6.4 Non-Contravention. Except as set forth on Schedule 6.4, the execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party at the Closing, and the consummation of the transactions contemplated hereby and thereby, do not (a) violate the certificate of limited partnership or agreement of limited partnership or other similar constituent documents of the Purchaser, (b) violate any applicable Law or Order, (c) require any filing with or Permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of the Purchaser or any licenses to which the Purchaser is a party), or (d) result in a violation of or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Purchaser or to a loss of any benefit to which the Purchaser is entitled under, any Contract, agreement or other instrument binding upon the Purchaser or any license, franchise, Permit or other similar authorization held by the Purchaser.

          Section  6.5  Parent  Stock.  The  Parent  Stock to be  issued  to the
Accredited Sellers as part of the Purchase Price pursuant to Section 3.1(c) shall represent when issued duly authorized, validly issued, full paid and non-assessable shares of the Parent's common stock.

          Section 6.6 Section 6.7 Disclosure. None of (i) any other written information required to be furnished to STAR LP or Sellers by the Purchaser under this Agreement, or (ii) the representations and warranties of the Purchaser contained in this Agreement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were or are made, not false or misleading.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

          Section 7.1 Employees and Benefits.

               (a) The Purchaser agrees that individuals who are employed by STAR LP immediately prior to the Closing Date and set forth on
          Schedule 5.21(f) shall continue to be employees of STAR LP as of the Effective Time (each such employee, an "Affected Employee") at the wage level set forth therein, provided, that, the terms of employment of the Key Employees shall be governed by the terms and conditions of the Employment Agreements, provided, further, that nothing contained herein shall confer upon any Affected Employee the right to continued employment by STAR LP for any period of time after the Effective Time which is not otherwise required by law, contract or the Employment Agreements.

               (b) Unless and until the date the Purchaser determines in its sole and absolute discretion to move Affected Employees to U.S. Physical Therapy, Inc.'s group employee health and welfare benefit plans or other Benefit Plans, the Purchaser shall cause STAR LP to maintain for the benefit of the Affected Employees the Transferred Employee Benefit Plans or such other plans that are substantially comparable as a whole to the Benefit Plans maintained by STAR LP immediately prior to the Closing.

          Section 7.2 Physical Therapy Alliance. STAR LP provides certain management and other services to Physical Therapy Alliance, LLC, a Kentucky limited liability company ("PTA"), pursuant to the terms of that certain Management Services Agreement dated August 15, 2002. PTA owns and operates two physical therapy clinics located at 6420 Dutchman's Parkway, Suite 195, Louisville, Kentucky 40205 and 6610 Bardstown Road, Louisville, Kentucky 40291 (the "PTA Clinics"). As of July 31, 2007, PTA was indebted to STAR LP in the amount of $702,023.64 for accrued but unpaid management fees and working capital advances (the "PTA Indebtedness"). All of the membership interests in PTA are owned by Kent A. Chapman ("Chapman"), one of the Sellers. Following the Closing, STAR LP and Chapman hereby agree to cooperate and work in good faith with one another to explore and, if commercially practicable, arrange for a transfer of the PTA Clinics and related business to STAR LP. The terms and conditions of any such transfer will assure that Chapman will not have any Tax liability (or will be indemnified or reimbursed for such Tax liability) in connection with the transfer and that based on the existence of the Management Services Agreement between PTA and STAR LP, Chapman will receive nominal consideration, if any, for any transfer of his membership interests or the assets of PTA to STAR LP. Purchaser, for itself and on behalf of STAR LP, recognizes and agrees that Chapman does not have and will not have any personal liability or obligation to Purchaser or STAR LP with respect to the PTA Indebtedness.

          Section 7.3 Further Assurances. From time to time, as and when requested by any party hereto, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further actions, as the requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement or to vest STAR LP with full title to all properties, assets, rights, approvals, immunities and franchises of STAR LP as of the time immediately prior to the Closing Date Time.

          Section 7.4 No Change of Ownership. STAR LP and each of the Sellers agree that neither the Pre-Closing Reorganization nor the purchase by Purchaser (or its Affiliates) of the Purchased Interests pursuant to this Agreement results in a change of ownership ("CHOW") as defined by 42 CFR 489.18 and
Section 3210 of the CMS State Operations Manual.

          Section 7.5 Cooperation with Post-Closing Consents. To the extent any third party consents required by STAR LP to consummate the transactions contemplated by this Agreement (including the Pre-Closing Reorganization) are not obtained on or prior to Closing, each of the Sellers hereby agrees to assist and cooperate with STAR LP and Purchaser in such manner as may be reasonably requested by them in obtaining such consents after the Closing, including by participating in discussions and negotiations with all persons or entities with the authority to grant or withhold such consent.

          Section 7.6 Clinic Director Expense. STAR LP, each of the Sellers and Purchaser hereby acknowledge and agree that STAR LP shall be permitted to negotiate with Dallas Roberts regarding his continuing employment arrangement with STAR LP post-closing on terms reasonable acceptable to Purchaser, including payments to secure the waiver of any right to the sale of clinic bonus or deemed sale of clinic bonus under Sections 9 and 11 of his existing employment agreement with STAR LP. The Sellers and Purchaser shall each bear 50% of any out-of-pocket payments to Dallas Roberts, whether occurring before or after Closing, to secure the foregoing waiver up to a maximum payment by Purchaser of $200,000, with the Sellers bearing the responsibility for any additional payments over such amount. For avoidance of doubt, Sellers shall be responsible for all amounts paid to Dallas Roberts in connection with the foregoing waiver above over $400,000. The Sellers shall be jointly and severally liable for the obligation under this Section 7.6; provided, however, to the extent the foregoing payment (i) is made on or before Closing, the Sellers' portion of the payment shall be a dollar-for-dollar reduction of the Purchase Price payable under Section 3.1(b) and (ii) to the extent such payment is made after the Closing, the Purchaser shall offset the Sellers' portion of such payment against the Note or Notes.

                                  ARTICLE VIII
                               CERTAIN TAX MATTERS

          Section 8.1 Transfer Taxes. Any sales, use, transfer, vehicle transfer, stamp, conveyance, value added or other similar Taxes that may be imposed by any Governmental Authority, in connection with this transaction, will be borne by Sellers.

          Section 8.2 Partnership Status. The parties hereto intend that STAR LP will constitute a partnership for U.S. federal income tax purposes both (i) following the consummation of the Pre-Closing Reorganization and before the closing of the purchase and sale of the Purchased Interests pursuant to this Agreement and (ii) immediately following the closing of the purchase and sale of the Purchased Interests pursuant to this Agreement. No party hereto shall take any action to cause STAR LP not to be treated as partnership for U.S. federal income tax purposes as of such times.

          Section 8.3 Section 754 Election. The parties hereto agree that STAR LP will file with the IRS, and the parties hereto hereby request and consent to the filing of, an election under Section 754 of the Code. Purchaser and Sellers shall agree to the allocation of the Closing Purchase Price among the assets and properties of STAR LP within 60 days after the Closing for all purposes, including financial accounting and Tax purposes, and which allocation shall be in accordance with Section 755 of the Code. None of STAR LP, Sellers or Purchaser shall take any position on any Tax return or before any Taxing Authority inconsistent with such allocation (except to the extent otherwise required by a "final determination" within the meaning of the Code).

          Section 8.4 Other Tax Matters.

               (a) STAR LP, the Sellers and Purchaser, as applicable, shall, to the extent permitted by applicable Law and except as otherwise provided herein, elect with each relevant Taxing Authority to close the taxable period of STAR LP at the end of the day on August 31, 2007.

               (b) In the case of any Tax for any Straddle Period imposed upon or measured by income or receipts, Taxes shall be allocated between the Pre-Closing Tax Period and the portion of the Straddle Period following August 31, 2007 on the basis of an interim closing of the books as of the close of business on the August 31, 2007. The liability and deduction for franchise Taxes based on income or gross receipts shall be determined on the basis of the period during which such income or gross receipts were earned and without regard to the period for which any privilege to exercise such franchise is granted.

               (c) In the case of any Tax for any Straddle Period that is not imposed upon or measured by income or gross receipts, the amount of such Tax to be apportioned to the Pre-Closing Tax Period shall be the amount of such Tax multiplied by a fraction the numerator of which is the number of days in the portion of such Tax period ending on August 31, 2007, and the denominator of which is the total number of days in the entire Tax period. The remaining amount of such Tax shall be apportioned to the portion of the Straddle Period following August 31, 2007.

               (d) STAR LP shall prepare and file, or cause to be prepared and filed, all Tax Returns relating to STAR LP required to be filed on or prior to August 31, 2007. The Purchaser shall be provided a reasonable opportunity to review and comment on all such Tax Returns in the nature of income or franchise Tax Returns before such Tax Returns are filed with the applicable Taxing Authorities.

               (e) The Purchaser shall prepare and file (or cause to be prepared and filed) all Tax Returns of STAR LP not described in subparagraph
          (d), including all Straddle Period Tax Returns.

               (f) The amount of any Straddle Period Taxes allocated or apportioned to the Pre-Closing Tax Period pursuant to this Section
          5.10 (to the extent not already paid on or before August 31, 2007 or, without duplication, accrued as a current liability on the Reference Balance Sheet or included as a current liability on the Closing Date Balance Sheet) shall be paid by the Sellers to Purchaser promptly upon demand by the Purchaser to the Seller Representative. The Sellers shall be jointly and severally liable for any payment due Purchaser under this Section 8.4(f), and to the extent not otherwise promptly satisfied by the Sellers in cash, Purchaser may (but is not required) to set-off amounts due and owing by Purchaser under the Notes to satisfy any amounts due Purchaser pursuant to this Section 8.4(f).

               (g) Any Tax Return for any taxable period ending on or prior to August 31, 2007 or for any Straddle Period, and any Tax Return for any taxable period beginning after August 31, 2007 if items reported on such Tax Return might reasonably affect items reported on any Tax Return for any taxable period ending on or prior to August 31, 2007 or for any Straddle Period, shall be prepared on a basis consistent with past Tax accounting practices and Tax reporting positions of STAR LP (unless such past practices or reporting positions are not, or cease to be, permissible under the Code or other applicable Tax Law) and, to the extent any items are not covered by past practices or reporting positions (or in the event such past practices or reporting positions are not, or cease to be, permissible under the Code or other applicable Tax Law), in accordance with sound legal principles and reasonable Tax accounting practices selected by the party responsible for preparing the Tax Return, and in all other respects in a manner consistent with the allocation of responsibility for Taxes in this
          Section 8.4.

               (h) As to any Pre-Closing Tax Period, neither the Sellers nor the Seller Representative shall make or change, or cause or permit STAR LP to make or change, any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to STAR LP, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to STAR LP, or take any similar action relating to the filing of any Tax Return or the payment of any Tax.

               (i) At the Closing, STAR LP shall deliver to Purchaser a certificate(s), duly executed and acknowledged, in form and substance reasonably satisfactory to Purchaser, certifying that the acquisition of the Purchased Interest is exempt from withholding under Section 1445 of the Code.

               (j) After the Closing, until expiration of the statue of limitations applicable for taxable periods ending on, before, or including August 31, 2007, the Sellers and the Seller Representative, on the one hand, and Purchaser, on the other hand, shall (and shall cause their respective Affiliates to) (i) provide such assistance to STAR LP as is reasonably requested by STAR LP in connection with its preparation of any Tax Returns which STAR LP is responsible for preparing and filing, (ii) cooperate fully in the manner reasonably requested by the other party in connection with responding to any inquiries from or preparing for any audits of, or disputes with taxing authorities regarding, any Taxes or Tax Returns of STAR LP for taxable periods ending on, before, or including August 31, 2007, and (iii) make available to the other party or parties, as the case may be, with respect to taxable periods ending on, before, or including August 31, 2007, all information in its possession relating to STAR LP which may be relevant to any Tax Return, audit or examination, proceeding or determination and to any taxing authority as reasonably requested by the other party.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

          Section 9.1 Conditions to Obligations of Purchaser. The obligations of the Purchaser to consummate the Closing are subject to the satisfaction (or waiver by the Purchaser) at or prior to the Closing of the following conditions:

               (a) Representations, Warranties and Covenants of STAR LP and the Sellers.

                    (i) The  representations  and  warranties of STAR LP and the
               Sellers made in this Agreement shall be true and correct in all material respects (except in the case of (i) the representations contained in Section 5.1 (Existence and Power), Section 5.2 (Authorization; Enforceability), Section 5.4 (Non-Continuation; Consents), Section 5.5 (Capitalization) and Section 5.31 (Finders' Fees) and (ii) any representation and warranty that is expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all respects) as of the date hereof (except to the extent such representations and warranties relate to an earlier date or time, in which case as of such earlier date or time); and

                    (ii) STAR LP and the Sellers shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by STAR LP and the Sellers on or before the Closing Date.

               (b) No Injunction, etc. No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.

               (c) No Proceedings. No action, suit or proceeding materially affecting the Business or challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking material damages shall have been instituted or threatened by any Person.

               (d) Delivery of  Documents.  Each of the  deliveries  required by
          Section 4.2 shall have been made.

               (e) Third-Party Consents; Governmental Approvals. All consents, approvals, waivers and Permits, if any, disclosed or required to be disclosed on Schedule 4.2(vi) attached hereto shall have been received.

               (f) Pre-Closing Reorganization. The Pre-Closing Reorganization shall have been consummated, including the transactions described in
          Section 2.1.

               (g) Discharge of Liens. STAR LP shall have discharged all Liens on the assets and properties of STAR LP, other than Permitted Liens.

               (h) No Material Adverse Change. No event shall have occurred which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on STAR LP or the Business.

               (i) Clinic Director Waivers. STAR LP shall have provided Purchaser executed written letter agreements from each of Brandon Hollis, Ross Maldonado, Patty Hendrix, Brent Barker and Lisa Schwartz in a form reasonably satisfactory to Purchaser whereby each of the foregoing persons agrees to waive and render null and void any provision contained in their existing employment agreement with STAR LP or other agreement existing on or prior to the Closing relating to any bonus on the sale any clinic locations operated by STAR LP as a result of this Agreement or any subsequent transaction by STAR LP,

          Purchaser or Parent or their respective Affiliates after the Closing.

          Section 9.2 Conditions to Obligations of STAR LP and the Sellers. The obligations of STAR LP and the Sellers to consummate the Closing are subject to the satisfaction (or waiver by STAR LP and the Sellers) at or prior to the Closing of the following conditions:

               (a) Representations, Warranties and Covenants of Purchaser.

                    (i) The representations and warranties of the Purchaser made in this Agreement shall be true and correct in all material respects (except, in the case of (i) Section 6.1 (Existence and Power), Section 6.2 (Authorization; Enforceability), Section 6.4 (Non-Continuation) and Section 6.5 (Parent Stock) or (ii) any representation and warranty that is expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all respects) as of the date hereof; and

                    (ii) The Purchaser  shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the Purchaser on or before the Closing Date.

               (b) No Injunction, etc. No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.

               (c) Delivery of  Documents.  Each of the  deliveries  required by
          Section 4.3 shall have been made.

                                   ARTICLE X
                            SURVIVAL; INDEMNIFICATION

          Section 10.1 Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for three (3) years; provided, however, that (i) the Selected Representations and Warranties (other than those contained in clause (ii) below, which shall survive as set forth below) shall survive the Closing for seven (7) years and
(ii) the representations and warranties contained in Section 5.5(b) (Capitalization) and Section 5.15(a) (Assets; Properties; Sufficiency of Assets) shall survive the Closing indefinitely. Notwithstanding the immediately preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement will survive the time at which it would otherwise terminate pursuant to the immediately preceding sentence if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time; provided, however, that the applicable representation or warranty will survive only with respect to the particular inaccuracy or breach specified in such written notice. All covenants and agreements of the parties contained in this Agreement will survive the Closing indefinitely. The representations and warranties will not be affected or reduced as a result of any investigation or knowledge of the Purchaser.

          Section 10.2 Indemnification.

               (a) From and after the Closing, the Sellers will, jointly and severally, indemnify, defend and hold harmless the Purchaser and its partners, officers, directors, employees, affiliates (including STAR LP after the Closing), stockholders and agents, and the successors to the foregoing (and their respective officers, directors, employees, affiliates, stockholders and agents) against any and all liabilities, damages and losses, and, but only to the extent asserted in a Third-Party Claim, punitive damages, and all costs or expenses, including reasonable attorneys' and consultants' fees and expenses incurred in respect of Third-Party Claims or claims between the parties hereto ("Damages"), incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by STAR LP or any Seller in Article V to be true and correct as of the Closing Date (except to the extent such representations and warranties relate to an earlier date or time, in which case as of such earlier date or time) (and which, for purposes of clause (i) of this Section 10.2(a), shall be determined without reference to any qualifier of any representation or warranty with respect to "materiality," "Material Adverse Effect" or other similar concepts), (ii) the breach of any covenant or agreement made or to be performed by STAR LP or any Seller pursuant to this Agreement, (iii) any Environmental Claims or Environmental Conditions which relate to the business of STAR LP prior to the Closing Date and (iv) any claim by Dallas K. Roberts or Patty Hendrix relating to the right to the payment of the bonus regarding the sale or deemed sale of clinics under Section 9 and Section 11 of their respective employment agreements with STAR LP; provided, however, that the Sellers will not be liable under clause (i) of this
          Section 10.2(a)(i) (other than with respect to a breach of any of the Selected Representations and Warranties) unless, and then only to the extent, the aggregate amount of Damages exceeds $150,000, provided, further, that the aggregate liability of the Sellers under clause (i) of this Section 10.2(a) will not exceed, in the aggregate, an amount equal to twenty-five percent (25%) of the sum of the Purchase Price.

               (b) The Purchaser will indemnify, defend and hold harmless the Sellers against Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Purchaser in Article VI to be true and correct as of the Closing Date, and (ii) the breach of any covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement.

          Section 10.3 Procedures.

               (a) If any Person who or which is entitled to seek indemnification under Section 10.2 (an "Indemnified Party") receives notice of the assertion or commencement of any Third-Party Claim against such Indemnified Party with respect to which the Person against whom or which such indemnification is being sought (an "Indemnifying Party") is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after receipt of such written notice of such

          Third-Party Claim. Such notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably estimable, of the Damages that have been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third-Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which will be reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

               (b) If, within 20 days after giving notice of a Third-Party Claim to an Indemnifying Party pursuant to Section 10.3(a), an Indemnified Party receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third-Party Claim as provided in the last sentence of Section 10.3(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third-Party Claim within twenty (20) days after receiving written notice from the Indemnified Party or if the Indemnified Party reasonably believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnified Party in respect of all Damages relating to the matter, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith; provided, however, that the Indemnifying Party shall not be liable for the costs and expenses of more than one counsel for all Indemnified Parties in any one jurisdiction. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third-Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or does not include an unconditional release of all Indemnified Parties. If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim will not exceed the amount of such settlement offer. The Indemnified Party will provide the Indemnifying Party with reasonable access during normal business hours to books, records and employees of the Indemnified Party necessary in connection with the Indemnifying Party's defense of any Third-Party Claim which is the subject of a claim for indemnification by an Indemnified Party hereunder.

               (c) Any claim by an Indemnified Party on account of Damages which does not result from a Third-Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have a period of thirty (30) calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

               (d) A failure to give timely notice or to include any specified information in any notice as provided in Sections 10.3(a), 10.3(b) or 10.3(c) will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

          Section 10.4 Offset. If the Purchaser incurs any Damages for which it is entitled to indemnification by the Sellers under this Article X pursuant to
(i) a written agreement for offset among the Purchaser and the applicable Seller or (ii) either (x) a decision by an arbitrator in accordance with Section 11.12 or (y) a judgment entered by a court of competent jurisdiction, the Purchaser shall have the right (but not the obligation) to offset any payments due or to be due under the Notes, and principal amount of the Notes, by the amount of the Damages. Such right of offset shall not be considered an exclusive remedy, it being agreed that the Purchaser shall also be entitled to exercise any other remedies available to it at law or equity, including the indemnification rights set forth in this Article X.

          In addition, if a dispute arises or exists concerning a claim as to whether any Seller is obligated to indemnify the Purchaser pursuant to this
Article X, the Purchaser shall make a good faith estimate of the amount of such indemnification liability (the "Estimated Dispute Amount") and shall have the right (but not the obligation), if any payment(s) under the Notes become due prior to the final resolution of such dispute consistent with the immediately preceding paragraph, to reduce or offset such payment(s) by the Estimated Dispute Amount until such time as the dispute is finally resolved in a manner consistent with the immediately preceding paragraph.

          Section 10.5 Payment of Indemnification Payments. All indemnifiable Damages payable by the Sellers under this Article X shall be paid in cash in immediately available funds, subject to Section 10.4 or otherwise satisfied by exercise of the offset right by Purchaser pursuant to Section 10.4. All indemnifiable Damages payable by the Sellers under this Article X shall be net of amounts actually recovered by the Purchaser under any insurance policy. All indemnifiable Damages payable by the Purchaser under this Article X shall be paid in cash in immediately available funds.

                                   ARTICLE XI
                                  MISCELLANEOUS

          Section 11.1 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (receipt confirmed) or one Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

               (a) If to the Purchaser to:

                           U.S.  Physical  Therapy,  Ltd.
                           1300 West Sam Houston Parkway South
                           Suite 300
                           Houston, Texas 77042
                           Facsimile No.:  (713) 266-0558
                           Attention:  Lawrance W. McAfee

                           With a copy to:

                           Porter & Hedges, L.L.P.
                           1000 Main Street, 36th Floor
                           Houston, Texas 77002
                           Facsimile No.:  (713) 228-1331
                           Attention:  Chris A. Ferazzi

               (b) If to STAR LP, any Seller or Seller Representative, to:

                           STAR Physical Therapy, LP
                           263 Seaboard Lane
                           Suite 200
                           Franklin, TN  37067
                           Facsimile No.:  (615) 591-6601
                           Attention:  Regg Swanson

                           with a copy to:

                           Stites & Harbison, P.L.L.C.
                           424 Church Street, Suite 1800
                           Nashville, TN  37219-2376
                           Facsimile No.:  (615) 742-4137
                           Email: michael.hinchion@stites.com
                           Attention:  Michael J. Hinchion

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

          Section 11.2 Amendments and Waivers.

               (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

          Section 11.3 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided for herein, the parties will pay or cause to be paid all of their own fees and expenses incident to this Agreement and in preparing to consummate and in consummating the transactions contemplated hereby, including the fees and expenses of any broker, finder, financial advisor, investment banker, legal advisor or similar person engaged by such party.

          Section 11.4 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other party hereto; provided, however, that Purchaser may assign all or any portion of its rights and/or obligations hereunder to an Affiliate of Purchaser or Parent; provided, further, that no such assignment shall relieve Purchaser from its obligations hereunder. Any assignment in violation of the preceding sentence will be void ab initio.

          Section  11.5 No  Third-Party  Beneficiaries.  Except as  provided  in
Article X, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

          Section 11.6 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the Laws that might otherwise govern under principles of conflict of laws thereof.

          Section 11.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the courts of the State of Texas, in Harris County, and the federal courts in the Southern District of Texas. Each of the parties (i) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (ii) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 will be deemed effective service of process on such party.

          Section 11.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 11.9 Table of Contents; Headings. The table of contents and headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

          Section  11.10  Entire  Agreement.   This  Agreement   (including  the
Schedules and Exhibits hereto) and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

          Section 11.11 Severability; Injunctive Relief. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

          Section 11.12 Arbitration. Any dispute between the parties hereto with respect to any claim for indemnification or otherwise arising under this Agreement shall be resolved by binding arbitration in accordance with the following provisions, provided, however, that any party may seek injunctive relief or other equitable relief to preserve the status quo pending arbitration.

               (a) Any party to this Agreement may submit any dispute that is subject to arbitration by giving written notice to the other parties hereto. Within 30 days after receipt of such notice by such other party, the parties hereto shall mutually select an arbitrator. If the parties are unable to agree upon such selection within such 30 days, then either party may, upon at least five days prior written notice to the other party, request the American Arbitration Association to appoint the arbitrator. The American Arbitration Association may thereupon appoint the arbitrator. The arbitrator shall be impartial and unrelated, directly or indirectly, so far as rendering of services


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


          is concerned to either of the parties or any of their respective Affiliates. The arbitration shall be conducted in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as otherwise provided in this Section 11.12, and the arbitrator shall be paid on an hourly basis, except as otherwise mutually agreed.

               (b) The arbitrator shall investigate the facts and may, in his or her discretion, hold hearings, at which the parties hereto may present evidence and arguments, be represented by counsel and conduct cross-examination. The arbitrator shall permit discovery by the parties thereto in accordance with the Federal Rules of Civil Procedure. The arbitrator shall render a written decision on the matter presented as soon as practicable after his or her appointment and in any event not more than 90 days after such appointment. The decision of the arbitrator, which may include equitable relief, shall be final and binding on the parties hereto, and judgment upon the decision may be entered in any court having jurisdiction thereof. If the arbitrator shall fail to render a decision within such 90 day period, either party may institute such action or proceeding in such court as shall be appropriate in the circumstances and upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The prevailing party shall be awarded reasonable attorneys' fees, expert and non-expert witness costs and expenses incurred in connection with the arbitration, and the fees and costs of the arbitrator shall be borne by the nonprevailing party unless, in either case, the arbitrator for good cause determines otherwise. In resolving any dispute, the arbitrator shall apply the provisions of this Agreement and applicable law, without varying therefrom in any respect. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Agreement.

          Section  11.13  Swanson  Guarantee.  By execution  of this  Agreement,
Swanson hereby unconditionally guarantees each and every obligation and liability of the Regg E. Swanson Revocable Trust, one of the Sellers, under the terms of this Agreement. Swanson hereby further acknowledges and agrees that as the settlor, trustee and beneficiary of the Regg E. Swanson Revocable Trust he is indirectly receiving substantial benefits and consideration as a result of the consummation of the transactions contemplated by this Agreement.

         The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 PURCHASER:

                                 U.S. PHYSICAL THERAPY, LTD.

                                 By:      National Rehab Management GP, Inc.,
                                          its general partner


                                 By:      /s/ Lawrance W. McAfee
                                     -------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                       -----------------------------------------


                                 COMPANY:

                                 STAR PHYSICAL THERAPY, LP

                                 By:      STAR PT Management GP, LLC,
                                          its general partner



                                 By:      /s/ Regg E. Swanson
                                     -------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                       -----------------------------------------


                                 SELLERS:

                                 REGG E. SWANSON REVOCABLE TRUST


                                 By:      /s/ Regg E. Swanson
                                     -------------------------------------------
                                          Regg E. Swanson, Trustee


                                 /s/ Leslie M. Burton
                                 -----------------------------------------------
                                 Leslie M. Burton


                                 /s/ Harold E. Henninger, Jr.
                                 -----------------------------------------------
                                 Harold E. Henninger, Jr.

                                 /s/ Marty Blair
                                 -----------------------------------------------
                                 Marty Blair


                                 /s/ Kelly G. Ziegler
                                 -----------------------------------------------
                                 Kelly G. Ziegler


                                 /s/ Kent A. Chapman
                                 -----------------------------------------------
                                 Kent A. Chapman


                                 /s/ David M. Landers
                                 -----------------------------------------------
                                 David M. Landers


                                 SELLER REPRESENTATIVE:


                                 /s/ Regg E. Swanson
                                 -----------------------------------------------
                                 Regg E. Swanson



ACKNOWLEDGED AND AGREED TO THIS
6TH DAY OF SEPTEMBER, 2007 FOR THE
SOLE PURPOSE OF SECTION 11.13
OF THIS AGREEMENT


/s/ Regg E. Swanson
----------------------------------------
Regg E. Swanson





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